UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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 ☐ Preliminary Proxy Statement
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BOX, INC.
(Name of Registrant as Specified In Its Charter)
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We simplify the way you work

Frictionless security, seamless collaboration, and easy integrations

We thank you for your continued support and partnership on our mission to power how the world works together and to help our customers during these challenging times.

— Aaron Levie
May 28, 2020
Dear Fellow Stockholders,
At Box, our mission is to power how the world works together. In FY20, we continued to help our customers, including BT Group, Intuit, MGM Studios, Morgan Stanley, NHL, and U.S. Forest Service, transform their businesses with cloud content management.
We also positioned ourselves for long term growth and profitability. Revenue grew 14% to $696 million year over year, and we delivered our first full year of non-GAAP profitability with non-GAAP earnings per share of $0.03, up from a loss per share of $0.12 in the prior year. At the same time, we made meaningful progress to drive more efficiency across our operations. These efforts have already begun to yield positive results and we expect them to have a meaningful impact to our financial performance in FY21 and beyond.
COVID-19 Response
These are challenging and unprecedented times for all of us and I hope you and your family are all staying safe and healthy. While there is no playbook or operating manual that we can follow, we've been actively monitoring COVID-19 developments and taking proactive measures early to protect the health and safety of our employees, while looking out for customers by delivering the resiliency and uninterrupted service of our platform to enable secure, remote work through Box.
The COVID-19 pandemic has fundamentally changed the way businesses operate. It has brought to light the need for more organizations to develop remote work strategies to enable secure collaboration and efficient business continuity across a distributed workforce.
Nearly 100,000 customers - including healthcare providers, banks, disaster relief organizations, and government agencies - rely on Box today for mission critical infrastructure to power their work. For example, against the backdrop of COVID-19, the USDA chose Box to power the organization’s secure remote work initiatives and help digitize operations within 2,500 farm service centers across the country. We are 100% committed to being the strongest partner possible for our customers and are honored to help customers such as the USDA fulfill their missions during these challenging times.
Our Market Opportunity
Every enterprise is going through significant digital transformation to better serve customers and employees. Now, more than ever, companies are re-imagining their work styles to enable employees to work from anywhere, with anyone, in a secure way. Remote work and urgent digital transformation strategies have forced enterprises to completely rethink how they manage, share, secure, and drive workflows around their critical business content.

Legacy approaches no longer work, especially given the speed at which businesses need to transform their workstyles and processes today. We’ve built the only platform that can truly help enterprises solve these challenges. Over the past few years, we’ve been building the category-defining cloud content management platform, focused on our three key differentiators: (1) frictionless security and compliance; (2) secure external and internal collaboration and workflow; and (3) world-class integrations and APIs that extend the value of the Box platform. We are proud to have achieved a significant milestone in that journey by being named a leader by all three major analyst firms – Gartner, Forrester and IDC.
We remain excited by the size of the market we’re going after, and we’re in the best position to help enterprises transform how they work and digitize their businesses going forward.
Driving Profitable Growth
In FY20, we laid the foundation to drive a significantly greater balance of growth and profitability for FY21 and beyond with a focus on delivering growth more efficiently and implementing significant cost discipline changes in the business. We launched our native workflow solution, Box Relay, and the most advanced content security technology, Box Shield, in FY20, enabling us to deliver our powerful cloud content management suite of products to the market. To efficiently drive adoption of our more robust product offering, we refined our go-to-market strategy by focusing on expanding the use of Box within our large existing customer base, while also driving new logo acquisition through our direct, digital and partner channels.
To drive greater profitability as we scale, we reallocated resources to support higher ROI segments and regions, focused on delivering better gross margins by improving the cost to serve, and implemented an ongoing plan to rationalize expenses across the business. Our increased focus on cost discipline, along with the new initiatives we launched last year, will serve us well amidst a highly dynamic economic environment.
Environmental, Social and Governance
Since our founding, we’ve put significant focus on building and maintaining an unparalleled culture at Box. Together with the Box community, our board of directors and leadership team have been dedicated to cultivating an open, inclusive and collaborative environment where employees can do their best work. We’re proud to have recently been recognized for the second year in a row as one of Fortune Magazine’s top 100 places to work.
And just as we are focused on continuing to bring on world-class talent in the business, we’re also continuing to build out a world-class board, including the addition of six new, highly experienced board members over the past couple of years. We are also deeply focused on our community and the broader world around us. With Box.org, we have committed Box’s technology, time, and resources to support thousands of amazing non-profit organizations doing good around the world. We are proud to work with nonprofits as wide-ranging as the International Rescue Committee and Oxfam to help them accomplish their profound missions of helping the most vulnerable during times of great need. These partnerships will be even more critical in light of the deeply challenging health and economic environment we’ve now entered.
We also care deeply about the environment and building a lasting future we can all thrive in. Given our platform is built on a cloud architecture, a large part of our mission has been to move organizations from legacy or paper-based processes onto Box, so they can work securely and efficiently from anywhere. We are also focused on continuing to reduce our carbon footprint through green initiatives led by Box employees and our transition to data centers that generate a significant portion of their energy from renewable resources.
We are deeply committed to building a world-class organization to help our customers transform their businesses. And, while we’re pleased with the progress we’ve made to date, we remain insanely focused on delivering healthy, long-term growth rates, and on driving significantly more non-GAAP profitability in FY21 and beyond.

 AARON LEVIE
Cofounder, Chairman and CEO
Box, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 1:30 p.m. Pacific Time on Wednesday, July 15, 2020
DATE AND TIME:	Wednesday, July 15, 2020 at 1:30 p.m. Pacific Time

PLACE:
This year’s Annual Meeting will be a completely virtual meeting of stockholders. You can attend the Annual Meeting by visiting http://www.virtualshareholdermeeting.com/BOX2020 where you will be able to listen to the meeting live, submit questions and vote online.

ITEMS OF BUSINESS:	1. To elect three Class III directors to serve until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified;

2. To approve, on an advisory basis, the compensation of our named executive officers;

3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2021; and

4. To transact such other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

RECORD DATE:
Our board of directors has fixed the close of business on May 20, 2020 as the record date for the Annual Meeting (the “Record Date”). Only stockholders of record on May 20, 2020 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

PROXY VOTING:
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions on voting by telephone or the Internet, please refer to your proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting.

On or about May 28, 2020, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and annual report. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at the following Internet address: https://materials.proxyvote.com/10316T. You will be asked to enter the sixteen-digit control number located on your Notice or proxy card.
We appreciate your continued support of Box.
May 28, 2020 Redwood City, California	By order of the Board of Directors, Aaron Levie Cofounder, Chairman and CEO
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on July 15, 2020
The Notice of Annual Meeting, Proxy Statement and Annual Report for the fiscal year ended January 31, 2020 are available at https://materials.proxyvote.com/10316T.

At our 2020 Annual Meeting of Stockholders, we are asking stockholders to vote on three key items. This section highlights information contained in other parts of this proxy statement. We encourage you to review the entire proxy statement for more detail on these items, as well as our Annual Report for the fiscal year ended January 31, 2020.
Items of Business for Vote at our Regular Meeting of Shareholders
We are holding the Annual Meeting for the following purposes, as more fully described in this proxy statement:
Proposal Number	Description	Board Recommendation
1	Election of Directors	FOR Each Nominee
To elect three Class III directors to serve until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified
2	Advisory Vote on the Compensation of our Named Executive Officers	FOR
To approve, on an advisory basis, the compensation of our named executive officers.
3	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2021.
Attending the Meeting
How will the Annual Meeting be conducted?
The Annual Meeting will be a completely virtual meeting of stockholders. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/BOX2020, where you will be able to listen to the meeting live, submit questions and vote online. Your Notice of Internet Availability of Proxy Materials contains instructions on how to access the Annual Meeting. Stockholders must enter the control number found on their proxy card, voting instruction form or notice previously received to gain access to the virtual meeting platform.
How can I ask questions during the Annual Meeting?
The virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our board of directors or management. During the Annual Meeting, we will answer questions submitted during the Annual Meeting and address those asked in advance, to the extent relevant to the business of the Annual Meeting, as time permits. Stockholder questions may be submitted in the field provided in the web portal at or before the time that matters are brought before the Annual Meeting for consideration.
What can I do if I need technical assistance during the Annual Meeting?
If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.
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If I can’t attend the Annual Meeting, can I vote or listen to it later?
You do not need to attend the online Annual Meeting to vote if you submitted your vote via proxy in advance of the meeting. Whether or not stockholders plan to attend the Annual Meeting, we urge stockholders to vote and submit their proxy in advance of the Annual Meeting by one of the methods described in the proxy materials. A replay of the Annual Meeting, including the questions answered during the meeting, will be available at www.virtualshareholdermeeting.com/BOX2020 within 24 hours of the meeting.
Additional information about how to vote your shares and attend the Annual Meeting can be found in the “Questions and Answers about the Proxy Materials and Our Annual Meeting” section of this proxy statement.
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DIRECTORS AND DIRECTOR NOMINEES
The following table provides summary information about each director nominee and our other directors as of March 31, 2020.
Name	Age	Director Since	Independent	Class	Current Term Expires	AC	CC	NCGC	OC	Skills and Experience
DIRECTOR NOMINEES*
Sue Barsamian	60	2018	Yes	III	2020
Carl Bass	62	2020	Yes	III	2020
Jack Lazar	54	2020	Yes	III	2020
CONTINUING DIRECTORS:
Dana Evan	60	2011	Yes	I	2021
Peter Leav	49	2019	Yes	I	2021
Aaron Levie	35	2005	No	I	2021
Kim Hammonds	52	2018	Yes	II	2022
Dan Levin	56	2010	No	II	2022
Bethany Mayer	58	2020	Yes	II	2022
NON-CONTINUING DIRECTORS:
Rory O’Driscoll	55	2010	Yes	III	2020
Dylan Smith	34	2005	No	III	2020
Josh Stein	46	2006	Yes	II	2022

	Chairperson	Executive Management and Leadership
	Member	Technology
*	If elected, term will expire in 2023.	Operations
AC	Audit Committee	Go-To-Market
CC	Compensation Committee	Corporate Governance/Public Company Board
NCGC	Nominating and Corporate Governance Committee	Finance/Investment/Accounting
OC	Operating Committee	Enterprise IT

Board Composition Snapshot as of March 31, 2020

TENURE

3
7
Average Tenure
6
3
0-5 Years
>10 Years
6-10 Years

AGE

2
2
52
Average Age
1
7
<40 Years
51-60 Years
41-50 Years
> 60 years

GENDER DIVERSITY

4
8
Female
Male

SKILLS & EXPERIENCE

Executive Management and Leadership (10/12)
Finance/Investment/Accounting (6/12)
Enterprise IT (2/12)
Corporate Governance/ Public Company/Board (8/12)
Technology (12/12)
Go-To-Market (3/12)
Operations (9/12)

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BOX, INC.
PROXY STATEMENT
FOR 2020 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 1:30 p.m. Pacific Time on Wednesday, July 15, 2020
This proxy statement and the enclosed form of proxy are being provided to you in connection with the solicitation of proxies by our board of directors (the “Board of Directors”) for use at the 2020 annual meeting of stockholders of Box, Inc. (“Box” or “the company”), a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held virtually on Wednesday, July 15, 2020 at 1:30 p.m. Pacific Time. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/BOX2020, where you will be able to listen to the meeting live, submit questions and vote online. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about May 28, 2020 to all stockholders entitled to vote at the Annual Meeting.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
Why are we holding a virtual Annual Meeting?
Similar to previous years, this year we have implemented a virtual format for our Annual Meeting, which will be conducted via live audio webcast and online stockholder tools. We believe a virtual format helps to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost (other than any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies). Our virtual meeting this year also protects the safety of everyone in light of the COVID-19 outbreak. A virtual Annual Meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving the company and our stockholders time and money, especially as physical attendance at meetings has dwindled. We also believe that the online tools we have selected will increase stockholder communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our board of directors or management. During the Annual Meeting, we will answer questions submitted during the Annual Meeting and address those asked in advance, to the extent relevant to the business of the Annual Meeting, as time permits.
What matters am I voting on?
You will be voting on:
•	the election of three Class III directors to serve until our 2023 annual meeting of stockholders and until their successors are duly elected and qualified;
•	a proposal to approve, on an advisory basis, the compensation of our named executive officers;
•	a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2021; and
•	any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
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How does the Board of Directors recommend I vote on these proposals?
Our Board of Directors recommends a vote:
•	“FOR” the election of Sue Barsamian, Carl Bass, and Jack Lazar as Class III directors;
•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers; and
•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2021.
Who is entitled to vote?
Holders of our Class A common stock as of the close of business on May 20, 2020 (the “Record Date”) may vote at the Annual Meeting. As of the Record Date, there were 153,449,784 shares of our Class A common stock outstanding and entitled to vote. Each stockholder will be entitled to one vote on each proposal for each share of our Class A common stock held by them on the Record Date. Stockholders are not permitted to cumulate votes with respect to the election of directors. Our Class A common stock is referred to in this proxy statement as our common stock.
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares live at the Annual Meeting unless you follow your broker, bank or other nominee’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”
How many votes are needed for approval of each proposal?
•
Proposal No. 1: The election of directors requires a plurality of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “For” such nominees are elected as directors. As a result, any shares not voted “For” a particular nominee, whether as a result of stockholder abstention or a broker non-vote, will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “For” or “Withhold” on each of the nominees for election as a director.

•
Proposal No. 2: The approval, on an advisory basis, of the compensation of our named executive officers, requires the affirmative vote of at least a majority of the voting power of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal. However, because this proposal is an advisory vote, the result will not be binding on our Board of Directors or our company. Our Board of Directors and our Compensation Committee will consider the outcome of the vote when determining named executive officer compensation in the future.

•
Proposal No. 3: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2021, requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

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What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our amended and restated bylaws and Delaware law. The presence, virtually or by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.
How do I vote?
If you are a stockholder of record, there are four ways to vote:
•	by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on July 14, 2020 (have your Notice or proxy card in hand when you visit the website);
•
by toll-free telephone until 11:59 p.m. Eastern Time on July 14, 2020 at 1-800-690-6903 if you are a “registered” stockholder or 1-800-454-8683 if you are a “beneficial” stockholder (be sure to have your Notice or proxy card in hand when you call);

•	by completing and mailing your proxy card so it is received prior to the Annual Meeting (if you received printed proxy materials); or
•
by attending the Annual Meeting by visiting www.virtualshareholdermeeting.com/BOX2020, where stockholders may vote and submit questions during the meeting (have your Notice or proxy card in hand when you visit the website).

Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.
If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•	entering a new vote by Internet or by telephone;
•	completing and returning a later-dated proxy card;
•	notifying the Secretary of Box, Inc., in writing, at Box, Inc., 900 Jefferson Ave., Redwood City, California 94063; or
•	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.
What do I need to do to attend the Annual Meeting?
You will be able to attend the Annual Meeting online, submit your questions during the meeting and vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/BOX2020. To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card. The Annual Meeting webcast will begin promptly at 1:30 p.m. Pacific Time on July 15, 2020. We encourage you to access the meeting prior to the start time. Online check-in will begin at 1:15 p.m. Pacific Time, and you should allow ample time for the check-in procedures.
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What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board of Directors. Aaron Levie, Dylan Smith, and David Leeb have been designated as proxy holders by our Board of Directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about May 28, 2020 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.
How are proxies solicited for the Annual Meeting?
Our Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers, banks or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2021. Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver
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promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:
Box, Inc.
Attention: Investor Relations
900 Jefferson Ave.
Redwood City, California 94063
Tel: (877) 729-4269
Street name stockholders may contact their broker, bank or other nominee to request information about householding.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2021 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than January 28, 2021. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Box, Inc.
Attention: Secretary
900 Jefferson Ave.
Redwood City, California 94063
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our Board of Directors, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for our 2021 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:
•	not earlier than March 14, 2021; and
•	not later than the end of the day on April 13, 2021.
In the event that we hold the 2021 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the 2021 annual meeting of stockholders and no later than the close of business on the later of the following two dates:
•	the 90th day prior to the 2021 annual meeting of stockholders; or
•	the 10th day following the day on which public announcement of the date of our 2021 annual meeting of stockholders is first made.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
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Nomination of Director Candidates
Holders of our common stock may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board of Directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”
In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above under the section titled “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
Availability of Bylaws
A copy of our amended and restated bylaws is available on our website at http://www.box.com/investors. You may also contact our Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our Board of Directors, which is currently composed of twelve members. The size of our Board of Directors will be reduced to nine directors upon the conclusion of the Annual Meeting as two of our directors will not be standing for re-election and another director will be retiring from the Board of Directors effective at the conclusion of the Annual Meeting. Seven of our directors are independent within the meaning of the listing standards of the New York Stock Exchange. Our Board of Directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.
The following table sets forth the names, ages as of March 31, 2020, and certain other information for each of the nominees for election as a Class III director at the Annual Meeting, each of the continuing members of our Board of Directors and certain non-continuing members of our Board of Directors who are not standing for re-election or have resigned effective at the conclusion of the Annual Meeting:
Name	Age	Director Since	Independent	Class	Current Term Expires	Expiration of Term for Which Nominated	Audit Committee	Compensation Committee	Corporate Governance Committee	Operating Committee
Director Nominees:
Sue Barsamian	60	2018	Yes	III	2020	2023
Carl Bass	62	2020	Yes	III	2020	2023
Jack Lazar	54	2020	Yes	III	2020	2023
Continuing Directors:
Dana Evan	60	2011	Yes	I	2021
Peter Leav	49	2019	Yes	I	2021
Aaron Levie	35	2005	No	I	2021
Kim Hammonds	52	2018	Yes	II	2022
Dan Levin	56	2010	No	II	2022
Bethany Mayer	58	2020	Yes	II	2022
Non-Continuing Directors:
Rory O’Driscoll	55	2010	Yes	III	2020
Dylan Smith	34	2005	No	III	2020
Josh Stein	46	2006	Yes	II	2022
Chairperson
Member
Nominees for Director

Sue Barsamian has served as a member of our Board of Directors since May 2018. Ms. Barsamian served as Chief Sales and Marketing Officer for HPE Software of Hewlett Packard Enterprise from November 2016 to September 2017 and transitioned this business through its merger with Micro Focus in September 2017. From August 2015 to November 2016, she served as General Manager of Enterprise Security Products at Hewlett Packard Enterprise. From 2006 to 2015, she served in various roles at Hewlett Packard. From 2012 to 2017, Ms. Barsamian served on the Board of the National Action Council for Minorities in Engineering (NACME), and she served as Chairman of the Board of NACME from 2016 to 2017. Since September 2019 she has served on the Board of Trustees for Kansas State University. Ms. Barsamian currently serves on the board of directors of NortonLifeLock Corporation, a consumer cyber safety company. Ms. Barsamian holds a Bachelor of Science degree with honors in electrical engineering from Kansas State University. She completed her post-graduate studies at the Swiss Federal Institute of Technology in Zurich, Switzerland.

Ms. Barsamian was selected to serve on our Board of Directors because of her enterprise software sales and global go-to-market strategy experience.

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Carl Bass has served as a member of our Board of Directors since May 2020. Mr. Bass served as the President and Chief Executive Officer of Autodesk, Inc., a software company, from May 2006 to February 2017. He served as the Interim Chief Financial Officer of Autodesk, Inc. from August 2014 to November 2014. From January 2006 to June 2018, Mr. Bass served on the board of directors of Autodesk, Inc. Since February 2016, Mr. Bass has served on the board of directors of Zendesk, Inc., a provider of customer service software. From November 2015 to September 2017, he served on the board of directors of HP Inc., a provider of software and technology. From July 2011 to March 2015, he served on the board of directors of E2open, Inc., a software company, until it was acquired by Insight Venture Partners in March 2015. Mr. Bass holds a B.A. in mathematics from Cornell University.

Mr. Bass was selected to serve on our Board because of his extensive experience as an executive in the technology industry.

Jack Lazar has served as a member of our Board of Directors since March 2020. Mr. Lazar has been an independent business consultant since March 2016. From January 2014 until March 2016, Mr. Lazar served as the Chief Financial Officer at GoPro, Inc., a provider of wearable and mountable capture devices. From January 2013 until January 2014, he was an independent business consultant. From May 2011 until January 2013, Mr. Lazar was employed by Qualcomm and served as Senior Vice President, Corporate Development and General Manager of Qualcomm Atheros, Inc., a developer of communications semiconductor solutions. From September 2003 until it was acquired by Qualcomm in May 2011, Mr. Lazar served in various positions at Atheros Communications, Inc., a provider of communications semiconductor solutions, most recently as Senior Vice President of Corporate Development, Chief Financial Officer and Secretary. Mr. Lazar has served on the boards of directors of Silicon Laboratories, an analog and mixed signal semiconductor company, since April 2013, Resideo Technologies, a provider of comfort and security solutions, since October 2018, and Casper Sleep, a provider of sleep-centric products to consumers, since April 2019. From October 2013 until its sale to Adobe in December 2016, he served on the board of directors of TubeMogul, Inc., an enterprise software company for digital branding, and from June 2018 until its sale to NVIDIA in April 2020, he served on the board of directors of Mellanox Technologies, a communications semiconductor company. Mr. Lazar also served on the board of directors of Quantenna Communications, Inc., a wireless semiconductor company, from July 2016 until its sale to On Semiconductor in June 2019. Mr. Lazar is a certified public accountant (inactive) and holds a B.S. in Commerce with an emphasis in Accounting from Santa Clara University.

Mr. Lazar was selected to serve on our Board of Directors because of his experience in both the enterprise and consumer technology markets, along with a strong track record of helping companies drive disciplined growth and profitability.

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Continuing Directors

Bethany Mayer has served as a member of our Board of Directors since April 2020. Ms. Mayer is an executive partner with Siris Capital Group LLC, a private equity firm. Ms. Mayer served as Executive Vice President of Corporate Development and Technology of Sempra Energy, an energy infrastructure company, from November 2018 to January 2019 and served as a member of the board of directors of Sempra Energy from February 2017 to November 2018. From 2014 through 2017, she was the President, Chief Executive Officer and a board member of Ixia, a market leader in test, visibility and security solutions acquired by Keysight Technologies in 2017. From 2011 through 2014, Ms. Mayer served as Senior Vice President and General Manager of HP’s Networking Business unit and the NFV business unit. From 2010 until 2011, she served as Vice President, Marketing and Alliances, for HP’s Enterprise Servers Storage and Networking Group. Prior to joining HP, she held leadership roles at Blue Coat Systems, Cisco and Apple Computer. Presently, Ms. Mayer is a member of the board of directors of LAM Research Corporation, a semiconductor equipment company; Marvell Technology Group, an infrastructure semiconductor solutions company; and Sempra Energy, an energy services holding company. Ms. Mayer holds a Masters in Business Administration from CSU-Monterey Bay and a Bachelor of Science in Political Science from Santa Clara University.

Ms. Mayer was selected to serve on our Board of Directors because of her deep technology experience and leadership roles scaling multi-billion dollar enterprises.

Dana Evan has served as a member of our Board of Directors since December 2011. Since 2013, Ms. Evan has served as a Venture Partner at Icon Ventures, a venture capital firm, and since July 2007 has invested in and served on the boards of directors of companies in the internet, technology and media sectors. From May 1996 until July 2007, Ms. Evan served as Chief Financial Officer of VeriSign, Inc., a provider of intelligent infrastructure services for the internet and telecommunications networks. Ms. Evan currently serves on the board of directors of Domo, Inc., a business intelligence tools and data visualization company, Farfetch Limited, a global technology platform for the luxury fashion industry, Proofpoint, Inc., a security-as-a-service provider, SVMK Inc. (Survey Monkey), an online survey development cloud-based software, and a number of privately held companies, and previously served on the Board of Directors of Criteo S.A., a performance display advertising company, and Fusion-io, Inc., a flash memory technology company. Ms. Evan previously served on the Boards of Directors of Omniture, Inc., an online marketing and web analytics company, until it was acquired by Adobe Systems Incorporated in October 2009 and Everyday Health, Inc., a provider of digital health and wellness solutions, until it was acquired by Ziff Davis, LLC in December 2016. Ms. Evan was selected as the 2019 Director of the Year by the National Association of Corporate Directors (NACD). Ms. Evan holds a B.S. in Commerce from Santa Clara University and is a certified public accountant (inactive).

Ms. Evan was selected to serve on our Board of Directors because of her experience in operations, strategy, accounting, financial management and investor relations at both publicly and privately held technology companies.

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Peter Leav has served as a member of our Board of Directors since June 2019. Mr. Leav serves as the Chief Executive Officer and member of the Board of Managers of McAfee, LLC, a cybersecurity company. Previously, Mr. Leay served as President, Chief Executive Officer, and Director of BMC Software, Inc., a management solutions software company, from December 2016 to April 2019. Prior to joining BMC, Mr. Leav served as President, Chief Executive Officer, and Director of Polycom, Inc., a video, voice, and content solution company, from December 2013 through September 2016. Prior to joining Polycom, Mr. Leav served as Executive Vice President and President, Industry and Field Operations of NCR Corporation, a global technology company, from June 2012 to November 2013, as Executive Vice President, Global Sales, Professional Services and Consumables of NCR from November 2011 to June 2012, and as Senior Vice President, Worldwide Sales of NCR from January 2009 to October 2011. Prior to joining NCR, he served as Corporate Vice President and General Manager of Motorola, Inc., a provider of mobility products and solutions across broadband and wireless networks, from November 2008 to January 2009, as Vice President and General Manager from December 2007 to November 2008, and as Vice President of Sales from December 2006 to December 2007. From November 2004 to December 2006, Mr. Leav was Director of Sales for Symbol Technologies, Inc., an information technology company. Prior to this position, Mr. Leav was regional sales manager at Cisco Systems, Inc., a manufacturer of communications and information technology networking products, from July 2000 to November 2004. Mr. Leav served on the board of directors of HD Supply, Inc., an industrial distributor company, from October 2014 to July 2017. Mr. Leav holds a bachelor’s degree from Lehigh University.

Mr. Leav was selected to serve on our Board of Directors because of his general management, technology, communications and global go-to-market strategy and operations experience.

Aaron Levie co-founded our company and has served as our Chairman since December 2013 and as our Chief Executive Officer and a member of our Board of Directors since April 2005. Mr. Levie attended the University of Southern California from 2003 to 2005.

Mr. Levie was selected to serve on our Board of Directors because of the perspective and experience he brings as one of our founders.

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Kim Hammonds has served as a member of our Board of Directors since October 2018. Ms. Hammonds served as the Group Chief Operating Officer at Deutsche Bank AG, a global financial services company, from January 2016 to May 2018 and as a member of the Deutsche Bank Management Board from August 2016 to May 2018. She joined Deutsche Bank as Chief Information Officer and Global Co-Head Technology and Operations in November 2013 from The Boeing Company, a global aerospace company. Ms. Hammonds joined Boeing in 2008 and served in a number of capacities, including most recently as Chief Information Officer/Vice President, Global Infrastructure, Global Business Systems from January 2011 to November 2013. Ms. Hammonds joined Boeing from Dell Inc., where she led IT systems development for manufacturing operations in the Americas, and directed global IT reliability and factory systems. Ms. Hammonds currently serves on the board of directors of Tenable Holdings, Inc., a provider of cybersecurity solutions, and Zoom Video Communications, Inc., an enterprise video communications company. Ms. Hammonds holds a B.S. in Mechanical Engineering from University of Michigan and an MBA in Marketing from Western Michigan University.

Ms. Hammonds was selected to serve on our Board of Directors because of her enterprise IT and global go-to-market strategy experience.

Dan Levin served as our President and Chief Operating Officer from December 2013 until July 2017, and as our Chief Operating Officer from July 2010 until July 2017. Mr. Levin has served as a member of our Board of Directors since January 2010. From March 2009 to July 2010, Mr. Levin served as an advisor to various technology start-ups, including our company since September 2009. From July 2008 to March 2009, Mr. Levin served as the interim Chief Executive Officer of Picateers Inc., an online photo sales company. Previously, Mr. Levin served in various executive roles at Intuit Inc., a business and financial management solutions company, most recently as Vice President and General Manager, Healthcare. Mr. Levin holds a B.A. in the independent concentration of Applications of Computer Graphics to Statistical Data Analysis from Princeton University.

Mr. Levin was selected to serve on our Board of Directors because of his extensive experience with technology companies.

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Non-Continuing Directors

Rory O’Driscoll has served as a member of our Board of Directors since April 2010. Mr. O’Driscoll has worked in venture capital since 1994 as a senior member of the Bank of America investment team, which became Scale Venture Partners in 2007. Since 2007, Mr. O’Driscoll has been a Managing Partner at Scale Venture Partners, a venture capital firm. Mr. O’Driscoll currently serves on the board of directors of Bill.com, a provider of business payments processing platforms, and a number of several privately held companies. Mr. O’Driscoll holds a B.Sc. from the London School of Economics.

Mr. O’Driscoll was selected to serve on our Board of Directors because of his experience as a director of both publicly and privately held technology companies.

Dylan Smith co-founded our company and has served as our Chief Financial Officer and as a member of our Board of Directors since April 2005. Mr. Smith holds a B.A. in Economics from Duke University.

Mr. Smith was selected to serve on our Board of Directors because of the perspective and experience he brings as one of our founders.

Josh Stein has served as a member of our Board of Directors since July 2006. Since December 2006, Mr. Stein has been a Managing Director of several funds affiliated with Draper Fisher Jurvetson, a venture capital firm he joined in May 2004. Mr. Stein currently serves on the boards of directors of several privately held companies. Mr. Stein holds a B.A. in Psychology from Dartmouth College and an M.B.A. from the Stanford Graduate School of Business.

Mr. Stein was selected to serve on our Board of Directors because of his knowledge of technology companies and his experience as a director of privately held technology companies.

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Director Independence
Our Class A common stock is listed on the New York Stock Exchange. Under the listing standards of the New York Stock Exchange, independent directors must comprise a majority of a listed company’s board of directors. In addition, the listing standards of the New York Stock Exchange require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the listing standards of the New York Stock Exchange, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director does not have a material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship within the company).
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act, and the listing standards of the New York Stock Exchange. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of the New York Stock Exchange.
Our Board of Directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our Board of Directors has determined that none of Mses. Barsamian, Evan, Hammonds, and Mayer or Messrs. Bass, Lazar, Leav, O’Driscoll and Stein has a material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship within the company) and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions.”
Board Leadership Structure
Aaron Levie serves as both the Chairman of our Board of Directors and as our Chief Executive Officer. Our independent directors bring experience, oversight and expertise from outside of our company, while Mr. Levie brings company- and industry-specific experience and expertise. As one of our founders, Mr. Levie is best positioned to identify strategic priorities, lead critical discussion and execute our business plans. We believe that the structure of our Board of Directors and its committees provides effective independent oversight of management while Mr. Levie’s combined role enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.
Lead Independent Director
Our Corporate Governance Guidelines provide that if our Chief Executive Officer serves as Chairman of our Board of Directors or if the Chairman is not otherwise independent, our Board of Directors will appoint a Lead Independent Director. Because Mr. Levie is our Chairman and Chief Executive Officer, our Board of Directors has appointed Rory O’Driscoll to serve as our Lead Independent Director. As Lead Independent Director, Mr. O’Driscoll presides over regularly scheduled executive sessions of our independent directors, serves as a liaison between our Chairman and our independent directors and performs such additional duties as our Board of Directors otherwise determines and delegates. Because Mr. O’Driscoll will not stand for reelection as a director at the Annual Meeting, our Board of Directors intends to appoint a new Lead Independent Director to succeed Mr. O’Driscoll on or before the date of this year’s Annual Meeting.
Board and Stockholder Meetings and Committees
During our fiscal year ended January 31, 2020, our Board of Directors held eleven meetings (including regularly scheduled and special meetings), and each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she served during the periods that he or she served.
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Although we do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. Eight directors attended our 2019 annual meeting of stockholders.
Our Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and an Operating Committee. The composition and responsibilities of each of the committees of our Board of Directors is described below. Members will serve on these committees until their resignation or until otherwise determined by our Board of Directors.
Audit Committee
Our Audit Committee consists of Mr. O’Driscoll and Mses. Evan and Hammonds, with Ms. Evan serving as the chair. Mr. O’Driscoll will not stand for reelection at the Annual Meeting. Each member of our Audit Committee meets the requirements for independence for audit committee members under the listing standards of the New York Stock Exchange and SEC rules and regulations. Each member of our Audit Committee also meets the financial literacy and sophistication requirements of the listing standards of the New York Stock Exchange. In addition, our Board of Directors has determined that Ms. Evan is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended and that simultaneous service by Ms. Evan on the audit committee of more than three public companies does not impair her ability to effectively serve on our Audit Committee. Our Audit Committee is, among other things, responsible for the following:
•	selecting and hiring our independent registered public accounting firm;
•	evaluating the performance and independence of our independent registered public accounting firm;
•	pre-approving the audit services and any non-audit services to be performed by our independent registered public accounting firm;
•	reviewing our financial statements and related disclosures and reviewing our critical accounting policies and practices;
•	reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures;
•	overseeing procedures for the treatment of complaints on accounting, internal accounting controls, or audit matters;
•	reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit and the financial statements included in our publicly filed reports;
•	reviewing and approving any proposed related person transactions; and
•	preparing the Audit Committee report included in our annual proxy statement.
Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange. A copy of the charter of our Audit Committee is available on our website at http://www.box.com/investors. During our fiscal year ended January 31, 2020, our Audit Committee held five meetings.
Compensation Committee
Our Compensation Committee consists of Messrs. Leav and Stein and Mses. Barsamian and Evan, with Mr. Stein serving as the chair. Mr. Stein will resign from our Board of Directors and the Compensation Committee effective at the conclusion of the Annual Meeting. Each member of our Compensation Committee meets the requirements for independence for compensation committee members under the listing standards of the New York Stock Exchange and SEC rules and regulations, including Rule 10C-1 under the Exchange Act. Each member of our Compensation Committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our Compensation Committee is, among other things, responsible for the following:
•
reviewing and approving our Chief Executive Officer’s and other executive officers’ annual base salaries, incentive compensation plans, including the specific goals and amounts, equity compensation, employment agreements, severance arrangements and change in control agreements, and any other benefits, compensation or arrangements;

•	administering our equity compensation plans;
•	overseeing our overall compensation philosophy, compensation plans and benefits programs; and
•	preparing the Compensation Committee report included in our annual proxy statement.
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Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange. A copy of the charter of our Compensation Committee is available on our website at http://www.box.com/investors. During our fiscal year ended January 31, 2020, our Compensation Committee held five meetings.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Mses. Evan and Barsamian and Mr. Stein, with Ms. Evan serving as the chair. Mr. Stein will resign from our Board of Directors and the Nominating and Corporate Governance Committee effective at the conclusion of the Annual Meeting. Each member of our Nominating and Corporate Governance Committee meets the requirements for independence under the listing standards of the New York Stock Exchange and SEC rules and regulations. Our Nominating and Corporate Governance Committee is, among other things, responsible for the following:
•	evaluating and making recommendations regarding the composition, organization and governance of our Board of Directors and its committees;
•	overseeing annual performance evaluations of the Board of Directors and its committees;
•	evaluating and making recommendations regarding the creation of additional committees or the change in mandate or dissolution of committees;
•	reviewing and making recommendations with regard to our corporate governance guidelines; and
•	reviewing and approving conflicts of interest of our directors and corporate officers, other than related person transactions reviewed by our Audit Committee.
Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing standards of the New York Stock Exchange. A copy of the charter of our Nominating and Corporate Governance Committee is available on our website at http://www.box.com/investors. During our fiscal year ended January 31, 2020, our Nominating and Corporate Governance Committee held two meetings
Operating Committee
Our Operating Committee was formed in March 2020 and consists of Mses. Barsamian, Hammonds, and Mayer and Mr. Lazar, with Ms. Barsamian serving as the chair. Although the listing standards of the New York Stock Exchange and SEC rules and regulations do not specify independence requirements applicable to our Operating Committee, each member of the Operating Committee meets the general requirements for independence under the listing standards of the New York Stock Exchange and SEC rules and regulations. Our Operating Committee is responsible for working with our Chief Executive Officer, Chief Financial Officer, and management to identify and recommend opportunities for further improvement in growth and margin performance.
Because our Operating Committee was formed in March 2020, it held no meetings during our fiscal year ended January 31, 2020.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.
Considerations in Evaluating Director Nominees
Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our Nominating and Corporate Governance Committee will consider the current size and composition of our Board of Directors and the needs of our Board of Directors and the respective committees of our Board of Directors. Some of the qualifications that our Nominating and Corporate Governance Committee considers include, without limitation, issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. Nominees must also have the ability to offer advice and guidance to our Chief Executive Officer based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient
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time available in the judgment of our Nominating and Corporate Governance Committee to perform all Board of Directors and committee responsibilities. Members of our Board of Directors are expected to prepare for, attend, and participate in all Board of Directors and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.
Although our Board of Directors does not maintain a specific policy with respect to board diversity, our Board of Directors believes that our Board of Directors should be a diverse body, and our Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our Nominating and Corporate Governance Committee may take into account the benefits of diverse viewpoints. Our Nominating and Corporate Governance Committee also considers these and other factors as it oversees the annual Board of Directors and committee evaluations. After completing its review and evaluation of director candidates, our Nominating and Corporate Governance Committee recommends to our full Board of Directors the director nominees for selection.
Two of our director-nominees have been nominated pursuant to an agreement we entered into with Starboard Value LP and certain of its affiliates on March 22, 2020. For more information about this agreement, refer to the sections titled “Proposal No. 1 — Election of Directors — Agreement with Starboard Value LP” and “Related Person Transactions — Agreement with Starboard Value LP” below.
Stockholder Recommendations for Nominations to the Board of Directors
Our Nominating and Corporate Governance Committee will consider candidates for director recommended by stockholders holding at least one percent (1%) of the fully diluted capitalization of our company continuously for at least twelve (12) months prior to the date of the submission of the recommendation, so long as such recommendations comply with our amended and restated certificate of incorporation and amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. Our Nominating and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our Board of Directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our General Counsel or our Legal Department in writing. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our common stock and a signed letter from the candidate confirming willingness to serve on our Board of Directors. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also nominate persons for our Board of Directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and should be sent in writing to our General Counsel or our Legal Department at Box, Inc., 900 Jefferson Ave., Redwood City, California 94063. To be timely for our 2021 annual meeting of stockholders, our General Counsel or Legal Department must receive the nomination no earlier than March 14, 2021 and no later than April 13, 2021.
Communications with the Board of Directors
Interested parties wishing to communicate with our Board of Directors or with an individual member or members of our Board of Directors may do so by writing to our Board of Directors or to the particular member or members of our Board of Directors and mailing the correspondence to our General Counsel at Box, Inc., 900 Jefferson Ave., Redwood City, California 94063. If an interested party wishes to contact the independent members of our Board of Directors, the interested party should address such communication to the attention of the Lead Independent Director at the address above. Our General Counsel, in consultation with appropriate members of our Board of Directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our Board of Directors, or if none is specified, to the Chairman of our Board of Directors.
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Stockholder Engagement
As owners of Box, we value our stockholders’ opinions and feedback. Maintaining an active dialogue with our stockholders is consistent with our corporate values of transparency and accountability, and we intend to continue these efforts in the future.
Our stockholder outreach program includes post-earnings communications, conferences, roadshows, bus tours, one-on-one and group meetings, technology webcasts, and general availability to respond to stockholder inquiries.
Since our IPO over 5 years ago, we've held an annual "Investor Day" to provide stockholders with a detailed update on our strategy and financial outlook as well as access to the extended executive team.
The feedback we receive from stockholders from our outreach program helps our Board, leadership team and employees develop a mutual understanding and trust with our stockholders. Members of our Board of Directors and senior executives directly engage from time to time with stockholders to hear unfiltered concerns and perspectives that shape our core strategy. These efforts are also supplemented by surveys conducted by third parties that enable us to receive candid feedback. Employees receive quarterly updates on investor sentiment following our earnings calls to empower them to drive alignment with corporate financial objectives.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our Board of Directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on the Corporate Governance portion of our website at http://www.box.com/investors. We will post amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.
Risk Management
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, cyber security, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our Board of Directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.
Our Board of Directors believes that open communication between management and our Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of our senior management team at quarterly meetings of our Board of Directors, where, among other topics, they discuss strategy and risks facing the company, as well at such other times as they deem appropriate.
While our Board of Directors is ultimately responsible for risk oversight, our board committees assist our Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. Our Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our Audit Committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our Audit Committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk. Our Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. Our Compensation Committee assesses risks created by the incentives
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inherent in our compensation policies. Finally, our full Board of Directors reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.
Corporate, Environmental, and Social Responsibility
Our Board of Directors believes operating sustainably benefits the company’s many different stakeholders and drives long-term value creation. We work to conduct our business in ways that are consistent with our company values and promote accountability to our stockholders and other stakeholders. We focus our efforts where we can have the most positive impact on our business and society and are committed to managing the risks and opportunities that arise from sustainability issues. Box’s commitment to corporate, environmental, and social responsibility is focused on the following key areas:
Diversity and Inclusion

Our mission is to power how the world works together. We work better together in a world where a diversity of backgrounds, beliefs and ideas can flourish. We believe our employees have the power to create lasting change in our communities and our world. This core belief informs our approach to diversity and inclusion (“D&I”). By being intentional about community and belonging, we also believe we can drive even better results. Our D&I work focuses on three key areas:

Hiring: Sourcing top, underrepresented talent through proactive, external relationship building. Promoting our external brand. Driving consistency with the interview and selection process.

Thriving: Ensuring that Box employees have exceptional career experiences. Monitoring career development and progression processes to reinforce consistency and fairness.

Belonging: Creating space where all Box employees can bring their whole selves to work. Removing blindspots that unintentionally cause harm. Nurturing healthy, diverse communities.

We aim to achieve these values through a variety of key programs, including:

•
D&I Advisory Council: We have a council made up of executives from across the company who focus on driving D&I strategic planning for their organizational areas and helping to gain traction on company initiatives.

•
Employee Resource Groups: We have 12 employee resource groups and a multitude of employee interest groups that offer a variety of programming, including educational and advocacy events, external speakers, networking and social activities and more. Anyone can join and all are encouraged to be allies.

•
Thrive Committees: We have local committees in each of our office locations made up of business leaders paired with employee resource groups, Box.Org and other employee volunteers to help drive local programming and belonging efforts.

• Boxer Experience Surveys: We seek employee feedback on a semi-annual basis to help us listen and respond to issues and concerns raised around our employees’ experience at Box.

•
Learning Curriculum: We offer programs for all Boxers to promote greater awareness on core issues around diversity and inclusion, including programs focused on our company values such as “Make Mom Proud” and on overcoming bias.

We have received external recognition for these efforts, including being named to the 2020 Bloomberg Gender-Equality Index, receiving a top score of 100 on the 2020 Human Rights Campaign Corporate Equality Index and achieving placement on Fortune’s 100 Best Workplaces for Diversity, Best Workplaces in the Bay Area, and 100 Best Companies to Work For 2020 lists.

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Our Commitment to Our Communities

We are committed to powering how the world does more good together. Box.org mobilizes our technology, talent, partners and institutional assets to enable nonprofits to innovate and fulfill their missions. Founded in 2014, Box.org now serves over 8,000 nonprofits with over $3 million worth of donated or discounted Box access, employee volunteer hours and cash grants from the Box.org Fund.

In addition, we are subject to the UK Modern Slavery Act of 2015 (the “Modern Slavery Act”). As part of our adherence to the Modern Slavery Act, we publish an annual statement detailing our efforts to combat modern slavery and human trafficking, which is available on our website at http://www.box.com/investors.

Environmental Sustainability

We are committed to making our world a better and more sustainable place. Box helps companies digitize their businesses and facilitate remote work for their employees, which contributes to the reduction of paper-based processes and lessens the need to commute to work. Through our ability to enable remote work, our technology supports plans for business continuity in times of natural disaster or in the face of a pandemic, including the ability to work securely from anywhere on any device with an internet connection. In addition, through our work with environmentally-focused non-profits and through our own initiatives, we seek to limit our impact on the environment. In each of our major office locations, our employees have organized Green Teams, with a focus on promoting sustainability. Some highlights of our environmental sustainability initiatives include:

•	Transitioning our third-party data centers into facilities that use 100% renewable energy;

•	Ensuring our Redwood City, California headquarters is LEED Gold certified;

•	Saving over 240,000 kg of greenhouse gas emissions since December 2014 through on-site electric vehicle charging stations;

•	Limiting the use of single-use plastics in our cafes, saving nearly 1 million bottles from landfills through use of reusable bottles and other sustainable packaging;

•
Approximately 40% of the employees in our Redwood City headquarters location use public transportation to get to and from work partly as a result of the free local transportation passes we offer employees. In our London and Tokyo offices, less than 10% of our employees drive their cars to work; the other 90% use public transit or human power to get to work; and

•
Our Redwood City headquarters cafeteria sources the vast majority of its ingredients from local and organic farmers within a 100 mile radius, and features several meatless lunch days each year to promote sustainability.

Compliance and Ethics

Our culture of integrity starts with our Code of Business Conduct and Ethics (the “Code”) and our compliance program, which includes risk assessment, development of policies and procedures, training, auditing and monitoring, and investigations and remediation of potential compliance matters. A copy of the Code is available on our website at http://www.box.com/investors.

The Code applies to all directors and employees, including our executive officers. The Code is reviewed on an annual basis for any changes to law or policy and updated as appropriate. New employees are required to complete training on the Code, and all employees must complete additional Code training and a compliance certification each year.

Throughout the year, we require our employees to complete supplementary in-person and online trainings associated with the compliance risks of specific roles and business functions, while various additional guidance helps improve awareness of our policies and our expectations for ethical behavior and a safe work environment consistent with our values and the Code.

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Compliance and Ethics

We strive to create a culture where open, honest communications are the expectation, not the exception. We want all employees to feel comfortable approaching their manager or any member of the Box leadership team in instances where our value “Make Mom Proud” has not been upheld. All complaints and concerns regarding possible violations of, or non-compliance with, the Code, a written statement of company policy or a law or regulation, or retaliatory acts against anyone who makes such a complaint or assists in the investigation of such a complaint, may be made by phone or web reporting using our confidential hotline at box.ethicspoint.com. Reports may be made anonymously and confidentially.

Political Contributions

All Box employees must comply with all local, state, federal, foreign and any other applicable laws and regulations regarding political contributions. Company funds or assets cannot be used for, or be contributed to, political campaigns or practices under any circumstances unless pre-approved by Box’s General Counsel and, if necessary, the Nominating and Corporate Governance Committee of the Board. However, it is acceptable for Box employees to make lawful personal political contributions. More information regarding our policies on political contributions can be found in the Code, which is available on our website at http://www.box.com/investors.

Data, Privacy, Security, and Compliance

We are focused on maintaining appropriate data governance and systems so we can maintain the trust of our customers and other stakeholders, which is fundamental to our business success. Our Security team is responsible for our cyber security practices, security operations and data and platform protection, and our Legal team is responsible for global privacy law compliance and related operations. Our data, privacy, security and compliance practices include:

•
We maintain a transparent website and platform, including privacy and cookie notices, to inform our customers about how we collect, use, share, disclose, retain and protect personal information in compliance with data protection principles and certifications.

•	We provide annual data protection and security training to all employees, supplemented with periodic, targeted data protection, privacy and security training, as needed.

•
We are dedicated to providing highly effective security, compliance and data protection for our customers. We maintain industry standard certifications for security and privacy that are assessed annually by third-party auditors, independent third-party assessors and/or internally to verify our compliance. These certifications include:

•
Service and Organization Controls (“SOC”) 1, 2, and 3; International Organization for Standardization 27001/27018; Payment Card Industry Data Security Standard; Health Insurance Portability and Accountability Act (HIPAA)/Health Information Technology for Economic and Clinical Health Act (“HITECH”); Financial Industry Regulatory Authority(“FINRA”)/Securities and Exchange Commission 17a-4; Department of Defense Cloud Computing Security Requirements Guide(SRG); Impact Level 4 for Controlled Unclassified Information; and Federal Risk and Authorization Management Program (“FedRAMP”)/Federal Information Security Management Act (FISMA) compliance.

•
We adhere to comprehensive data transfer requirements and privacy frameworks, including but not limited to, U.S.-E.U. Privacy Shield, Asia-Pacific Economic Cooperation’s Cross-Border Privacy Rules System and Privacy Recognition for Processors, and E.U. Processor Global Binding Corporate Rules and Controller Global Binding Corporate Rules.

	•	We also maintain cloud certifications with the United Kingdom’s G-Cloud Framework and Germany’s TUV Rhineland Certified Cloud Services standards.
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Director Compensation
Under our Outside Director Compensation Policy, members of our Board of Directors who are not employees of Box (“outside directors”) receive compensation in the form of equity and cash.
On a periodic basis, our Compensation Committee reviews with an independent compensation consultant the compensation paid to outside directors. Following the end of fiscal year 2020, our Compensation Committee reviewed data provided by Compensia, a nationally-recognized independent compensation consulting firm, with respect to the compensation provided to outside directors of our peer companies. That review showed that the company’s outside director compensation practices were generally at the median of the selected peer companies but that an overwhelming majority of peer companies used only restricted stock units for their equity compensation grants.
In addition to the general compensation data reviewed, due to the formation of the Operating Committee, Compensia was asked to provide data regarding compensation paid to directors who serve on special committees. The information provided showed that special committee compensation varied widely and Compensia’s advice was that it would be common to determine the level of pay based on the scope of responsibilities and risk for an operating committee as compared to other standing committees of the Board of Directors.
In April 2020, based on this review, the Compensation Committee recommended and the Board of Directors approved an amendment to our Outside Director Compensation Policy to provide for the following, effective April 9, 2020: (i) a reduction of each Initial Equity Award from $450,000 to $400,000, (ii) an annual cash retainer of $20,000 to the chair of the Operating Committee and $8,000 to each other member of the Operating Committee and (iii) Initial Equity Awards and Annual Equity Awards to be comprised entirely of restricted stock units. Before this amendment in April 2020, our Outside Director Compensation Policy provided for the following compensation to our outside directors, pursuant to which our outside directors received the equity and cash compensation for fiscal year 2020 described in the section below entitled “Compensation for Fiscal Year 2020”:
Cash Compensation
Each year, each outside director was eligible to receive a cash retainer of $30,000 for serving on our Board of Directors. In addition, each year, outside directors were also eligible to receive the following cash fees for service on the committees of our Board of Directors:
Committee	Committee Member Annual Retainer	Committee Chair Annual Retainer
Audit Committee	$8,000	$20,000
Compensation Committee	$8,000	$12,000
Nominating and Corporate Governance Committee	$4,000	$8,000
In addition, each year our Lead Independent Director was eligible to receive a cash retainer of $12,000 for service as our Lead Independent Director.
Equity Compensation
Upon joining our Board of Directors, each newly-elected outside director who joined our Board of Directors prior to April 2020 received an equity award with a value of $450,000 (“Initial Equity Award”). The Initial Equity Award was comprised of stock options and restricted stock units, each having a value of 50% of the aggregate Initial Equity Award. The Initial Equity Award vests generally over a three-year period, subject to continued service through each vesting date.
On the date of each annual meeting of our stockholders, each outside director received an equity award with a value of $200,000 (“Annual Equity Award”). The Annual Equity Award was comprised of stock options and restricted stock units, each having a value of 50% of the aggregate Annual Equity Award. The Annual Equity Award fully vests upon the earlier of the 12-month anniversary of the grant date or the next annual meeting, in each case, subject to continued service through the vesting date. An outside director was not eligible for an Annual Award unless the outside director had been a director for at least one full calendar year or since the previous year’s annual meeting.
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Notwithstanding the vesting schedules described above, the vesting of each equity award will accelerate in full upon a change in control.
The number of restricted stock units subject to an Initial Equity Award or Annual Equity Award was determined by dividing the specified value of the restricted stock units by the average closing price of a share of our Class A common stock for the 30-trading day period ending the trading day before the grant date. The number of stock options subject to an Initial Equity Award or Annual Equity Award was determined by multiplying the number of shares of our Class A common stock determined in the preceding sentence by two.
Compensation for Fiscal Year 2020
The following table provides information regarding the total compensation that was earned by each of our non-employee directors in our fiscal year ended January 31, 2020.
Director(1)	Fees Earned or Paid in Cash ($)	Option Awards($)(2)	Stock Awards($)(2)	Total($)
Sue Barsamian(3)	39,957	84,747	97,708	222,412
Dana Evan(3)	66,000	84,747	97,708	248,455
Kim Hammonds(4)	38,000	—	—	38,000
Steve Krausz(5)	14,663	—	—	14,663
Peter Leav(6)	23,440	195,160	219,843	438,443
Dan Levin(3)	18,505	84,747	97,708	200,960
Rory O’Driscoll(3)(7)	52,065	84,747	97,708	234,520
Josh Stein(3)(8)	46,000	84,747	97,708	228,455
(1)	Messrs. Bass and Lazar, and Ms. Mayer did not serve as directors during our fiscal year ended January 31, 2020 and accordingly received no compensation during the year then-ended.
(2)
The amounts reported represent the aggregate grant-date fair value of the stock options and restricted stock units awarded to the director, calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant-date fair value of the stock options and restricted stock units reported in this column are set forth in Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K, as filed with the SEC on March 19, 2020.

(3)
As of January 31, 2020, each of Mses. Barsamian and Evan and Messrs. Levin, O’Driscoll and Stein held an option to purchase 10,632 shares of our Class A common stock and 5,316 RSUs. 100% of the shares of our Class A common stock subject to these options and underlying the RSUs vest on June 19, 2020.

(4)
Ms. Hammonds joined the Board in October 2018 at which time she received initial equity awards under our Outside Director Compensation Policy. Under the Outside Director Compensation Policy, Ms. Hammonds was not eligible to receive additional equity grants in the fiscal year ended January 31, 2020.

(5)	Mr. Krausz resigned from our Board of Directors, effective as of our 2019 Annual Meeting of Stockholders on June 19, 2019.
(6)
Mr. Leav joined our board of directors following our 2019 Annual Meeting of Stockholders, on June 19, 2019. As of January 31, 2020, Mr. Leav held an option to purchase 23,922 shares of our Class A common stock and 11,961 RSUs. The shares of our Class A common stock subject to these options vest in 36 equal, monthly installments beginning with the first monthly anniversary of the grant date. The shares of our Class A common stock underlying the RSUs vest in three annual installments beginning with the first anniversary of the grant date.

(7)	Mr. O’Driscoll will not stand for re-election at the Annual Meeting.
(8)	Mr. Stein will resign from our Board of Directors effective at the conclusion of the Annual Meeting.
Our directors who are also our employees receive no additional compensation for their service as directors. During our fiscal year ended January 31, 2020, Messrs. Levie and Smith were our employees. See the section titled “Executive Compensation” for additional information about the compensation paid to Messrs. Levie and Smith.
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PROPOSAL NO. 1 — ELECTION OF DIRECTORS
Our Board of Directors is currently comprised of twelve members. The size of our Board of Directors will be reduced to nine directors upon the conclusion of the Annual Meeting as two of our directors will not be standing for re-election and another director will be retiring from the Board of Directors effective at the conclusion of the Annual Meeting. In accordance with our amended and restated certificate of incorporation, our Board of Directors is divided into three staggered classes of directors. At the Annual Meeting, three Class III directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board of Directors may have the effect of delaying or preventing changes in control of our company.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOLLOWING DIRECTORS TO THE BOARD:

✔ Sue Barsamian	✔ Carl Bass	✔ Jack Lazar
Nominees
Our Nominating and Corporate Governance Committee has recommended, and our Board of Directors has approved, Sue Barsamian, Carl Bass, and Jack Lazar as nominees for election as Class III directors at the Annual Meeting. If elected, each of Ms. Barsamian, Mr. Lazar, and Mr. Bass will serve as Class III directors until our 2023 annual meeting of stockholders and until their respective successors are duly elected and qualified. Each of the nominees is currently a director of our company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “For” the election of Ms. Barsamian, Mr. Bass, and Mr. Lazar. We expect that each of Ms. Barsamian, Mr. Bass, and Mr. Lazar will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our Board of Directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will leave your shares unvoted on this matter.
Agreement with Starboard Value LP
In March 2020, the company entered into an agreement with Starboard Value LP and certain of its affiliates (collectively, “Starboard”) regarding, among other things, the membership and composition of the Board of Directors and committees thereof (the “Starboard Agreement”). Under the terms of the Starboard Agreement, the company appointed Carl Bass, Jack Lazar, Bethany Mayer to serve on the Board of Directors and agreed to nominate Mr. Bass and Mr. Lazar for election to the Board of Directors as Class III directors at the Annual Meeting. In connection with the Starboard Agreement, Messrs. O’Driscoll and Smith agreed not to stand for re-election as directors at the Annual Meeting, and Mr. Stein agreed to retire from the Board of Directors at the conclusion of the Annual Meeting. With respect to the Annual Meeting, Starboard has agreed to, among other things, vote, subject to certain conditions, all shares of the company’s Class A common stock beneficially owned by Starboard in favor of the company’s director nominees and in accordance with the Board of Directors’ recommendations on all other proposals.
Furthermore, until the earlier of (x) 15 business days prior to the deadline for the submission of stockholder nominations for our 2021 annual meeting of stockholders and (y) 100 days prior to the first anniversary of the Annual Meeting, and provided that Starboard beneficially owns in the aggregate at least the lesser of 3% of the company’s then-outstanding Common Stock and 4,560,420 shares of Common Stock (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments) (the “Minimum Ownership Threshold”), Starboard also has certain additional rights to recommend replacement directors that are independent and not an affiliate, employee or director of Starboard and meet other criteria specified in the Starboard Agreement. Pursuant
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to the Starboard Agreement, if at any time Starboard beneficially owns less than the Minimum Ownership Threshold, Starboard will no longer have the right to recommend additional replacement directors in the event the directors appointed pursuant to the Starboard Agreement ceases to be a director.
Vote Required
The election of directors requires a plurality of the voting power of the shares of our common stock present virtually or by proxy and entitled to vote at the Annual Meeting to be approved. Broker non-votes will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE.	✔
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PROPOSAL NO. 2 — ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), enables stockholders to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.
The Say-on-Pay vote is advisory, and therefore is not binding on us, our Compensation Committee or our Board of Directors. The Say-on-Pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which our compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote and consider our stockholders’ concerns, and our compensation committee will evaluate whether any actions are necessary to address those concerns.
At our 2016 annual meeting of stockholders, our stockholders recommended that we hold a Say-on-Pay vote each year. Accordingly, we expect that the next Say-on-Pay vote after this year’s vote will take place at our 2021 annual meeting of stockholders.
We believe that the information provided in the section titled “Executive Compensation,” and in particular the information discussed in the section titled “Executive Compensation—Compensation Discussion and Analysis—Compensation Philosophy,” demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “For” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, compensation tables and narrative discussion, and other related disclosure.”
Vote Required
Approval of the advisory vote on the compensation of our named executive officers requires the approval of a majority of the voting power of the shares of our common stock present virtually or by proxy and entitled to vote at the Annual Meeting. Abstentions are treated as shares present virtually or by proxy and entitled to vote at the Annual Meeting and, therefore, will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of the vote.
As an advisory vote, this proposal is non-binding. Although the vote is non-binding, our Board of Directors and our Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.	✔
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PROPOSAL NO. 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Ernst & Young LLP (“EY”), independent registered public accountants, to audit our consolidated financial statements for our fiscal year ending January 31, 2021. During our fiscal year ended January 31, 2020, E&Y served as our independent registered public accounting firm.
Notwithstanding the appointment of EY and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for our fiscal year ending January 31, 2021. Our Audit Committee is submitting the appointment of EY to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of EY will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.
If our stockholders do not ratify the appointment of EY, our Board of Directors may reconsider the appointment.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to our company by EY for our fiscal years ended January 31, 2019 and 2020, respectively.
	2019	2020
Audit Fees(1)	$2,840,475	$2,677,511
Audit-Related Fees(2)	$230,838	$—
Tax Fees(3)	$210,967	$229,912
Total Fees	$3,282,280	$2,907,423
(1)
Audit Fees consist of professional services provided in connection with the audit of our annual consolidated financial statements and the audit of internal control over financial reporting, including adoption of Financial Accounting Standards Board, Accounting Standards Codification Section (“ASC Topic”) 842, the review of our unaudited quarterly consolidated financial statements, and audit services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. In addition, fees consist of professional services rendered in connection with our Registration Statements on Form S-8.

(2)
Audit-Related Fees consist of fees related to the performance of the audit or review of our consolidated financial statements that are not reported under “Audit Fees”. This primarily consists of fees for professional services with respect to service organization controls (“SOC”) audits under Statement of Standards for Attestation Engagements (SSAE) No. 18.

(3)	Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.
Auditor Independence
Pursuant to its charter and the policy described further below, our Audit Committee pre-approves audit and non-audit services rendered by our independent registered public accounting firm, EY. Our Audit Committee has determined that the rendering of non-audit services for tax compliance, tax planning and tax consulting advice by EY is compatible with maintaining the independence of EY.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All fees paid to EY for our fiscal years ended January 31, 2019 and 2020 were pre-approved by our Audit Committee.
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Vote Required
The ratification of the appointment of EY as our independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote “Against” the proposal and broker non-votes will have no effect.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.	✔
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REPORT OF THE AUDIT COMMITTEE
The Audit Committee is a committee of the Board of Directors comprised solely of independent directors as required by the listing standards of the New York Stock Exchange and rules and regulations of the Securities and Exchange Commission (“SEC”). The Audit Committee operates under a written charter approved by the Board of Directors, which is available on the company’s website at http://www.box.com/investors. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee periodically reviews and assesses the adequacy of its charter and the Audit Committee’s performance.
With respect to the company’s financial reporting process, the management of the company is responsible for (1) establishing and maintaining internal controls and (2) preparing the company’s consolidated financial statements. The company’s independent registered public accounting firm, Ernst & Young LLP (“EY”), is responsible for performing an independent audit of the company’s consolidated financial statements and of the company’s internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare the company’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:
•	reviewed and discussed the audited financial statements with management and EY;
•	discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
•
received the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with EY its independence.

Based on the Audit Committee’s review and discussions with management and EY, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2020 for filing with the Securities and Exchange Commission.
Respectfully submitted by the members of the Audit Committee of the Board of Directors:
Dana Evan (Chair)
Kim Hammonds
Rory O’Driscoll
This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
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EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers as of March 31, 2020. Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. There are no family relationships among any of our directors or executive officers.
Name	Age	Position
Aaron Levie	35	Chairman and Chief Executive Officer
Dylan Smith	34	Chief Financial Officer and Director
Stephanie Carullo	51	Chief Operating Officer
Aaron Levie co-founded our company and has served as our Chairman since December 2013 and as our Chief Executive Officer and a member of our Board of Directors since April 2005. Mr. Levie attended the University of Southern California from 2003 to 2005.
Dylan Smith co-founded our company and has served as our Chief Financial Officer and as a member of our Board of Directors since April 2005. Mr. Smith holds a B.A. in Economics from Duke University.
Stephanie Carullo has served as our Chief Operating Officer since August 2017. Prior to joining Box, from June 2016 to August 2017, Ms. Carullo served as an advisor at several privately held companies. From September 2015 to May 2016, Ms. Carullo was Head of Partnerships at Hampton Creek Inc., a food company. From September 2011 to August 2015, Ms. Carullo served as Vice President of U.S. Education Sales at Apple, Inc. Previously, Ms. Carullo served in various go-to-market leadership roles, including Vice President of Data Center and Virtualization Sales at Cisco, and sales leadership, general management, and consulting positions at IBM in Asia. Ms. Carullo holds a Bachelor of Arts Degree with Honors in Economic History from Monash University, Australia.
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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the material elements of our executive compensation program for our named executive officers. For our fiscal year ended January 31, 2020, our named executive officers were:
•	Aaron Levie, our Chairman and Chief Executive Officer;
•	Dylan Smith, our Chief Financial Officer; and
•	Stephanie Carullo, our Chief Operating Officer.
Executive Summary
Overview
We maintain the following good executive pay and corporate governance policies and practices:
What we do		What we don’t do
✔	Performance-based equity awards. The equity awards granted to our named executive officers in fiscal 2020 consisted entirely of performance-based options.	✘	No single-trigger benefits. We do not provide any payments or benefits that vest or are paid solely upon a change in control.
✔	Modest CEO compensation. Our Chief Executive Officer receives modest short-term compensation.	✘	No guaranteed salary increases. We do not guarantee our named executive officers any salary increases.
✔	Annual Say-on-Pay votes. We hold an annual Say-on-Pay vote, and our Compensation Committee considers the results of the vote when evaluating our executive compensation program.	✘	No special perquisites. We do not provide our named executive officers with perquisites or other personal benefits that are not offered to all other employees.
✔	Minimum stock ownership requirements. We have adopted policies with respect to minimum stock ownership requirements for our named executive officers.	✘	No material tax gross-ups. We do not provide our named executive officers with any tax gross-ups.
✔
Clawback policy. We adopted a policy that allows us to recover any cash or equity-based incentive compensation from our named executive officers when the payment of such compensation was based upon financial results that were subsequently the subject of a financial restatement.
		✘	No special retirement plans. We do not provide our named executive officers with any special executive retirement plans.
Fiscal 2020 Performance
Box provides a leading cloud content management platform that enables organizations of all sizes to securely manage their content while allowing easy, secure access and sharing of this content from anywhere, on any device. With our Software-as-a-Service (“SaaS”) cloud content management platform, users can collaborate on content both internally and with external parties, automate content-driven business processes, develop custom applications, and implement data protection, security and compliance features to comply with legal and regulatory requirements, internal policies and industry standards and regulations. Box provides a single content platform that accelerates business processes, improves employee productivity and protects an organization’s most valuable data. Our platform enables a broad set of business use cases across an enterprise, across multiple file formats and media types, and user experiences. Our platform integrates with leading enterprise business applications, and is compatible with multiple application environments, operating systems and devices, ensuring that workers have access to their critical business content whenever and wherever they need it.
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In our fiscal year ended January 31, 2020, our improved financial results provide context for stockholders reviewing our executive compensation disclosures, including:
•	Revenue: Our revenue in fiscal year 2020 was $696.3 million, an increase of 14% from fiscal year 2019.
•
Non-GAAP Operating Income: In fiscal year 2020, we achieved our goal of reaching non-GAAP profitability for the first time in company history. Our non-GAAP operating income in fiscal year 2020 was $9.3 million, or 1% of revenue, an improvement over our prior fiscal year non-GAAP operating loss of $14.9 million, or 2% of revenue.

•	Non-GAAP Net Income Per Share, Basic and Diluted: Our non-GAAP net income per share in fiscal year 2020 was $0.03, an improvement over our prior fiscal year non-GAAP net loss per share of $0.12.
Revenue and non-GAAP operating income were elements of our incentive compensation plan for fiscal year 2020. Please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the SEC on March 19, 2020, for a more detailed discussion of our fiscal year 2020 financial results and, beginning on page 60 of that Annual Report on Form 10-K, a discussion regarding, and reconciliation of, our non-GAAP to GAAP financial measures.
Fiscal 2020 Executive Compensation Highlights
For our fiscal year ended January 31, 2020, the key highlights of our executive compensation program included:
•
Below Market Short-Term CEO Compensation. Throughout his tenure as our Chief Executive Officer, Mr. Levie has expressed a preference to our Compensation Committee that his short-term compensation be modest so we could invest in other areas of the business. Mr. Levie maintained this preference in fiscal year 2020 and as such, his base salary and target total short-term compensation remained well below the 25th percentile in our compensation peer group. Additionally, Mr. Levie has declined to receive equity grants in all but one year since our initial public offering so that any equity awards he would have otherwise been granted in prior fiscal years would be re-allocated to the overall equity budget used for issuance to our employees. Mr. Levie maintained that preference in fiscal year 2020 and did not receive any equity grants (other than with respect to his fiscal year 2020 annual incentive compensation, which was paid out in the form of restricted stock units in lieu of cash).

•
Pay for Performance – Annual Incentive Compensation Payouts. A significant portion of our named executive officers’ compensation was in variable incentive compensation to promote our pay for performance philosophy. Awards earned under this incentive compensation plan were calculated in dollar amounts (based on the average closing price of a share of our Class A common stock for the 30-trading day period ending the trading day before the grant date) and were then converted and paid out in immediately-vested restricted stock units having an equivalent cash value to the award earned. While we exceeded each of the corporate goals linked to our incentive compensation plan for fiscal year 2020, our Compensation Committee elected to reduce the payout amounts in light of our performance in the quarter ended January 31, 2020.

•
Peer Group. We modified our compensation peer group to add four new companies and remove five former members of the compensation peer group that had been acquired or were no longer relevant. Consistent with best practices, the four new companies were selected based on their revenue, market capitalization and growth trajectory when the compensation peer group was determined.

•
Increases to Target Short-Term Compensation. In fiscal year 2020, we maintained the target bonus percentages of our named executive officers. We increased Mr. Smith’s base salary, raising his overall target short-term compensation, to be more competitive with similarly situated executives of our compensation peer group. Although Mr. Levie’s short-term compensation was well below comparable compensation for the CEOs of our peer group in fiscal year 2020, Mr. Levie continued to prefer to receive modest short-term compensation and declined our Compensation Committee’s recommendation to increase his target bonus percentage and base salary.

•
Performance-based Stock Options. As in many prior years, in fiscal year 2020, Mr. Levie requested that any equity awards he would have otherwise been granted be re-allocated to the overall equity budget used for issuance to our employees. To further align our stockholders’ interests with Mr. Smith’s and Ms. Carullo’s interests, stock options were granted in the form of performance-based stock options to

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Mr. Smith and Ms. Carullo in fiscal year 2020. The awards increased Mr. Smith’s and Ms. Carullo’s respective total unvested equity to a level competitive with that provided by companies in our compensation peer group. These performance-based stock options vest only to the extent that both the performance-based and time-based conditions are satisfied. The performance-based vesting condition will be satisfied if, before the four-year anniversary of the grant date, the closing price of our Class A common stock is closed at a level 25% higher than the 30-trading day trailing average prior to the grant date for 30 consecutive trading days prior to the four-year anniversary of the grant date. The time-based vesting condition will be satisfied over the following four-year schedule: 1/4th of the vesting condition is satisfied on March 20, 2020, and the remaining 1/48th of the option’s time-based vesting condition is satisfied monthly thereafter, subject to continued employment through each such date.
Compensation Philosophy
Our executive compensation program is structured to provide compensation plans, policies, and programs that attract and retain the best talent for positions of substantial responsibility, provide incentives for such persons to perform to the best of their abilities, and to promote the success of our business. The following table identifies the main elements of our executive compensation program and the reasons for each:
Element	Reasons for Providing Element
Base Salary	Provide our named executive officers compensation for their services based on their knowledge, skills, past performance, and experience
Variable Incentive Compensation	Encourage our named executive officers to achieve short-term individual and company goals that drive our growth
Equity	Provide long-term retention and incentives to our named executive officers that align their interests with our stockholders’ interests
Welfare and Other Employee Benefits	Provide for our named executive officers’ health and well-being
Change in Control and Severance Benefits
Provide our named executive officers with a measure of security in order to minimize any distractions related to termination of employment and/or change in control and allow our named executive officers to focus on their duties and responsibilities to maximize stockholder value

Impact of 2019 Stockholder Advisory Vote on Compensation of Named Executive Officers
We conducted a Say-on-Pay vote at our 2019 annual meeting of stockholders. Approximately 94.35% of the votes cast by stockholders were in favor of approving the compensation of our named executive officers. While evaluating our executive compensation program in 2020, our Compensation Committee considered the results and maintained the compensation philosophy and objectives and general approach to executive compensation from the prior year.
Processes and Procedures for Compensation Decisions
Our Compensation Committee is responsible for the compensation program for our executive officers and reports to our Board of Directors on its discussions, decisions and other actions.
Involvement of Management
In fiscal year 2020, typically, our Chief Executive Officer, Chief Financial Officer, Chief People Officer and our General Counsel, and certain other management team members, attended Compensation Committee meetings and were involved in the determination of compensation for our other executive officers. These senior executive officers made recommendations to our Compensation Committee regarding short-term and long-term compensation for all executive officers (other than with respect to their own compensation) based on our results, an individual executive officer’s contribution toward these results, and each individual’s performance against their individual goals. Our Compensation Committee then reviewed the recommendations and other data provided by outside compensation advisors and management and made decisions as to compensation for each executive officer.
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Use of Outside Advisors
Our Compensation Committee is authorized to retain the services of executive compensation advisors, as it sees fit, for the establishment of our compensation programs and related policies. For our fiscal year ended January 31, 2020, our Compensation Committee retained Compensia, a national compensation consulting firm, to provide it with information, recommendations, and other advice relating to executive compensation on an ongoing basis. Compensia serves at the discretion of our Compensation Committee. Among other things, our Compensation Committee engaged Compensia to assist in developing and updating an appropriate group of peer companies to help us determine the level of overall compensation for our executive officers and assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive, fair, motivating and retentive.
Peer Group Compensation Data
With Compensia’s assistance, our Compensation Committee approved a group of public companies to be included when conducting a competitive market analysis of executive officer compensation. For our compensation decisions made prior to June 2019, which included Mr. Smith’s base salary increase and our named executive officers’ equity awards approved in April 2019, our compensation peer group was made up of publicly-traded companies in the software & services industry that generally had revenues between $200 million and $1.1 billion, experienced strong year-over-year growth in revenue, and had a market capitalization between $1 billion and $9 billion.
In July 2019, our Compensation Committee re-analyzed our compensation peer group to inform its executive compensation review and, in light of the growth in size of three companies and the acquisition of two companies in our peer group, removed five companies from and added four new companies to our compensation peer group. This modified compensation peer group is made up of publicly-traded companies in the software & services industry that generally had revenues between $240 million and $1.5 billion, experienced strong year-over-year growth in revenue, and had a market capitalization between $880 million and $8.8 billion. The two compensation peer groups used in fiscal year 2020 were:
Compensation Peer Group Entering Fiscal Year 2019		Compensation Peer Group Revised in Fiscal Year 2020 for Decisions after June 2019
Benefitfocus, Inc.		Benefitfocus, Inc.
Cloudera, Inc.		Cloudera, Inc.
Cornerstone OnDemand Inc.		Cornerstone OnDemand Inc.
DocuSign, Inc.		DocuSign, Inc.
FireEye, Inc.		FireEye, Inc.
	Added	ForeScout Technologies, Inc.
Guidewire Software, Inc.		Guidewire Software, Inc.
Hortonworks, Inc.	Removed
HubSpot, Inc.		HubSpot, Inc.
Imperva Inc.	Removed
LogMeIn, Inc.		LogMeIn, Inc.
New Relic, Inc.		New Relic, Inc.
Nutanix, Inc.		Nutanix, Inc.
Okta, Inc.		Okta, Inc.
Pivotal Software, Inc.		Pivotal Software, Inc.
Proofpoint Inc.		Proofpoint Inc.
RingCentral, Inc.		RingCentral, Inc.
	Added	SecureWorks Corp.
	Added	SVMK Inc.
Tableau Software Inc.	Removed
Twilio Inc.	Removed
Yelp Inc.	Removed
Zendesk, Inc.		Zendesk, Inc.
	Added	Zuora, Inc.
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Our Compensation Committee believed these companies were appropriate for our compensation peer group because they were similarly sized, operated in the same or similar industries as us, had similar growth trajectories, and reflected our competitive market for senior executives.
In setting the elements of compensation for our named executive officers, our Compensation Committee reviewed base salary, target annual incentive compensation opportunity, target total short-term compensation (i.e., base salary plus target incentive opportunity), annual long-term incentive, and total direct compensation values for our named executive officers and those of similarly situated executives of our compensation peer group. Compensia provided data at the 25th, 50th, 60th, and 75th percentiles for such compensation, and our Compensation Committee used this data as a reference. Our Compensation Committee did not benchmark any compensation element to a specific percentile, and our Compensation Committee instead set our named executive officers’ compensation at levels it deemed appropriate after considering such other factors as each of our named executive officers’ contributions, our short-term and long-term objectives, and prevailing market conditions.
Executive Compensation Program Elements
The following sections describe each element of our executive compensation program, provide the rationale for each such element, and explain how our Compensation Committee determined compensation amounts and awards for our fiscal year ended January 31, 2020.
Base Salary
Base salary is the main fixed element of our named executive officers’ short-term compensation. Base salary compensates our named executive officers for services they provide to us during the fiscal year. Our Compensation Committee typically performs an annual review during which it considers adjustments to our named executive officers’ base salaries after considering such factors as the prevailing market conditions and the named executive officer’s responsibilities, knowledge, skills, experience, and performance. These adjustments allow us to remain competitive in attracting and retaining executive talent.
In April 2019, Mr. Smith received an increase in base salary from $350,000 to $370,000 to be more competitive with similarly situated executives at the companies in our compensation peer group. Our Compensation Committee did not make any adjustments to the base salaries of our other named executive officers.
The base salaries of our named executive officers are listed in the table below.
Named Executive Officer	Base Salary Entering Fiscal 2020	Base Salary Effective April 1, 2019
Mr. Levie	$180,000	$180,000
Ms. Carullo	$370,000	$370,000
Mr. Smith	$350,000	$370,000
The total base salaries paid to our named executive officers during our fiscal year ended January 31, 2020 are listed in the “Summary Compensation Table for Fiscal Year 2020” below.
Non-Equity Incentive Plan Compensation
We use performance-based incentives to motivate our named executive officers to achieve our annual financial and operational objectives, while making progress towards our longer-term strategic and growth goals. Typically, near the beginning of each fiscal year, our Compensation Committee adopts the performance criteria and targets for the incentive compensation plan for that fiscal year, which identifies the plan participants and establishes the target incentive opportunity for each participant, the performance measures and the associated target levels for each measure, and the potential payouts based on actual performance for the fiscal year. Payments under our incentive compensation plan may be made in cash or cash equivalents at the discretion of our Compensation Committee.
Fiscal Year 2020 Bonus Plan.
•	Overview & Structure. In April 2019, our Compensation Committee adopted and approved the performance criteria and targets for fiscal year 2020 under our omnibus Executive Incentive Plan (the
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“Fiscal 2020 Executive Bonus Plan”). Effective April 2019, the Fiscal 2020 Executive Bonus Plan provided for potential performance-based incentive payouts to all non-sales employees at the grade of director or higher, including our named executive officers.
The Fiscal 2020 Executive Bonus Plan provided opportunities for incentive compensation payouts based on our actual achievement of pre-established corporate financial objectives. The target levels for the financial objectives were set at levels determined to be challenging and requiring substantial skill and effort by senior management. The Fiscal 2020 Executive Bonus Plan provided for an annual performance period with annual payouts and was designed this way because it gave our Compensation Committee a full year to assess performance against our annual operating plan.
•
Target Annual Incentive Compensation Opportunities. In April 2019, in connection with its review of our executive compensation program, our Compensation Committee approved the target annual incentive compensation opportunities of our named executive officers, as set forth in the table below. In setting the target annual incentive compensation opportunities, our Compensation Committee considered each named executive officer’s performance, individual contributions, responsibilities, experience, prior annual incentive compensation amount, and peer group market data. Our Compensation Committee has set the target annual incentive compensation opportunities for our named executive officers as percentages of their base salaries paid throughout the year.

For fiscal year 2020, our Compensation Committee maintained the percentages for our named executive officers from those determined for fiscal year 2019.
The target annual incentive compensation opportunities established for fiscal year 2020 for our named executive officers us were:
Named Executive Officer	Fiscal Year 2020 Target Annual Incentive Compensation Opportunity (as a % of base salary for Fiscal 2020)	Fiscal Year 2020 Target Annual Incentive Compensation Opportunity
Mr. Levie	55%	$99,000
Ms. Carullo	55%	$203,500
Mr. Smith	55%	$201,722
•
Corporate Performance Measures. To measure performance for the Fiscal 2020 Executive Bonus Plan, our Compensation Committee selected revenue and non-GAAP operating income as the corporate performance measures that best supported our annual operating plan and enhanced long-term value creation. We define (i) “revenue” as GAAP revenue as reflected in our quarterly and annual financial statements; and (ii) non-GAAP operating income as GAAP operating income as reflected in our quarterly and annual financial statements adjusted to exclude expenses related to stock-based compensation, intangible assets amortization, and other special items. Each element was weighted equally under the Fiscal 2020 Executive Bonus Plan.

The targets required for 100% achievement under our Fiscal 2020 Executive Bonus Plan and our results were:
Performance Measure	Target (in millions)	Result (in millions)	Achievement of Target
Revenue	$702.0	$696.3	99.2%
Non-GAAP Operating Income	$0.7	$9.3	1,296.4%
•
Methodology. Our Compensation Committee assesses performance and determines payouts under either of our bonus plans in a two-part process: (1) first, our Compensation Committee measures actual performance against the pre-established goals for the performance period; and (2) second, after the end of the performance period, our Compensation Committee exercises discretion to determine the actual payout. As a threshold matter, our named executive officers were eligible for annual incentive compensation payouts with respect to the revenue component only if we met or exceeded 95% of the

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revenue target for our fiscal year ended January 31, 2020 and with respect to the non-GAAP operating income component only if we met or exceeded 80% of the non-GAAP operating income target for our fiscal year ended January 31, 2020. High thresholds are required to ensure that significant achievement is prerequisite to receive any incentive payment. With respect to the revenue component, achievement percentage equals payment percentage until 103% achievement, and achievement over 103% may be rewarded using an “accelerator” where each point of performance above 103% achievement increases payout percentage by two percentage points. With respect to the non-GAAP operating income component, achievement at 80% equals a payout percentage of 25%, and the payout percentage is increased (1) by 3.75 percentage points for each point of performance above 80% (until a payout percentage of 100% for performance at 100%) and (2) by two-thirds of a percentage point for each 5 points of performance above 100%, up to a maximum payout percentage of 110%.

•
Caps on Payment. The cap on total payouts of the non-GAAP operating income component was set to manage potential incentive compensation costs and maintain appropriate incentives for our named executive officers.

•
Performance in Fiscal Year 2020 and Related Payout. For fiscal year 2020, we exceeded the Fiscal 2020 Executive Bonus Plan as follows: (1) approximately 99.2% achievement in revenue and (2) approximately 1,296.4% achievement in non-GAAP operating income. The revenue measure achievement resulted in a payout percentage of 99.2% of target and the non-GAAP operating income measure achievement resulted in a payout percentage of 110% of target. As each metric was weighted 50%, this resulted in a calculated payout percentage of approximately 104.6%. In light of corporate performance for the quarter ended January 31, 2020, the Compensation Committee exercised its discretion to adjust the payouts for our named executive officers down to approximately 50% of their bonus targets. The intended values of the total payouts to our named executive officers under the Fiscal 2020 Executive Bonus Plan were:

Named Executive Officer	Target Annual Incentive Compensation Opportunity	Actual Incentive Compensation
Mr. Levie	$99,000	$49,500
Ms. Carullo	$203,500	$101,750
Mr. Smith	$201,722	$100,861
The payouts were made in the form of fully vested restricted stock units. The number of restricted stock units each named executive officer received equaled the dollar value of his or her actual award payment divided by the average closing price of a share of our Class A common stock for the 30-trading day period ending the trading date before the grant date.
The actual values of the incentive awards earned by our named executive officers under the Fiscal 2020 Executive Bonus Plan are listed in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table for Fiscal Year 2020” below. As described above and in the footnotes to the 2020 Summary Compensation Table, each earned incentive award was paid in the form of fully vested restricted units for fiscal years 2019 and 2020, and the grant date fair values of these fully vested restricted stock units (which represent the values ultimately received by our named executive officers) are listed in the “Grants of Plan-Based Awards in Fiscal Year 2020” table below. Since the intended payout values above were converted into a number of restricted stock units based on the 30-trading day average closing price described above, the grant date fair values (which were instead calculated based on the closing price of our Class A common stock on the date the restricted stock units were granted, in accordance with FASB ASC Topic 718) are different from the payout values.
Equity Awards
The Compensation Committee grants equity awards to all of our employees, including our named executive officers, so their long-term interests are aligned with our stockholders’ interests.
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The Compensation Committee determines the size of the equity awards we grant to our named executive officers in connection with their hire through arm’s-length negotiation, considering such factors as the prevailing market conditions, market data for new-hire awards, the named executive officer’s expected short-term compensation, the equity award’s potential incentive and retention value, and the named executive officer’s prospective role and responsibilities.
The Compensation Committee also periodically grants equity awards to our named executive officers for promotions, as additional incentive to continue service with us, or to recognize exceptional corporate and individual performance. The Compensation Committee does not apply a fixed formula when determining the size of these equity awards because we grant an amount of equity that properly rewards the named executive officer for his or her contribution to the growth in our long-term stockholder value. In doing so, the Compensation Committee considers factors such as the economic value of the named executive officer’s unvested equity awards and the ability of this equity to satisfy our retention objectives; the named executive officer’s performance, contributions, responsibilities, and experience; the equity awards granted by our compensation peer group to similarly situated executives; a compensation analysis performed by Compensia; and internal equity considerations.
In April 2019, after considering the peer group data provided by Compensia, the unvested equity award holding value and the anticipated future contributions of our named executive officers, our Compensation Committee granted annual equity awards to Mr. Smith and Ms. Carullo at a level competitive with the annual long-term incentives provided by the companies in our compensation peer group to similarly situated executives, as follows: (i) a performance-based stock option covering 300,000 shares to Mr. Smith, and (ii) a performance-based stock option covering 200,000 shares to Ms. Carullo. Mr. Levie requested that any equity awards he would have otherwise been granted be re-allocated to the overall equity budget for issuance to our employees.
Mr. Smith and Ms. Carullo received performance-based stock options (instead of receiving awards of restricted stock units) because the Compensation Committee believed it appropriate to more directly tie their incentive opportunity to increases in stockholder value. These performance-based stock options vest only to the extent that both the performance-based and time-based conditions are satisfied. The performance-based vesting condition will be satisfied if, before the four-year anniversary of the grant date, the closing price of our Class A common stock is closed at a level 25% higher than the 30-trading day trailing average prior to the grant date for 30 consecutive trading days prior to the four-year anniversary of the grant date. The time-based vesting condition will be satisfied over the following four-year schedule: 1/4th of the vesting condition is satisfied on March 20, 2020, and the remaining 1/48th of the option’s time-based vesting condition is satisfied monthly thereafter, subject to continued employment through each such date.
Employee Benefit Plans
Our named executive officers participate in our employee benefits programs on the same terms as our other U.S.-based, full-time employees with no special executive programs.
We have a 401(k) Savings Plan (the “401(k) Plan”) which qualifies as a tax-qualified retirement plan under Section 401(k) of the Internal Revenue Code. Under the 401(k) Plan, participating employees may elect to contribute up to 100% of their eligible compensation, subject to certain limitations. We have not made any matching contributions to date. As a tax-qualified retirement plan, contributions to the 401(k) Plan and earnings on those contributions are not taxable to our employees until they are distributed from the 401(k) Plan, and any contributions we make are deductible by us when made.
We maintain other welfare benefit plans, including health, dental and vision insurance; medical and dependent care flexible spending accounts; short- and long-term disability insurance; life insurance; and accidental death and dismemberment insurance, which are generally consistent with those offered by companies we compete with for employees. For our fiscal year ended January 31, 2020, we also paid certain amounts on behalf of our named executive officers for basic life insurance, as indicated in the “Summary Compensation Table for Fiscal Year 2020” below.
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Perquisites and Other Personal Benefits
We currently do not provide perquisites or other personal benefits to our named executive officers, but we may provide perquisites or other personal benefits in the future for purposes of recruitment, motivation, or retention; to assist an individual named executive officer in the performance of his or her duties; and in other limited circumstances. Our Compensation Committee will periodically review and approve all future practices concerning perquisites and other personal benefits.
Change in Control and Severance Arrangements
We have entered into change in control and severance agreements, or change in control agreements, with our named executive officers, which require us to make specific payments and benefits in connection with the termination of such named executive officers’ employment under certain circumstances. We believe that these change in control agreements provide retention value by encouraging our named executive officers to continue service with us and increase stockholder value by reducing any potential distractions caused by the possibility of an involuntary termination of employment or a potential change in control, allowing our named executive officers to focus on their duties and responsibilities. For a summary of the material terms and conditions of these severance and change in control arrangements, see the section titled “Potential Payments upon Termination or Change in Control” contained in this proxy statement.
Stock Ownership Guidelines and Clawback Policy
Our Board of Directors believes that our directors and named executive officers should hold a meaningful financial stake in the company in order to further align their interests with those of our stockholders. As such, our Board of Directors adopted stock ownership guidelines in December 2019. Under these guidelines, our executive officers and non-employee directors are required to achieve these ownership levels within the later of (i) five years of such individual’s appointment, election or promotion date, as applicable, and (ii) July 2, 2024. A full description of our current stock ownership guidelines is available on our website at http://www.box.com/investors and are summarized as follows:
•	Each non-employee director must own company stock with a value of three times the annual cash retainer for Board service;
•	Our Chief Executive Officer must own company stock with a value of four times his/her annual base salary; and
•	All other named executive officers (except for the Chief Executive Officer) must own company stock with a value of one times his/her annual base salary.
As of January 31, 2020, all of our directors and named executive officers met, exceeded, or are on track to meet these ownership guidelines within the time frames set out above based on their respective rates of stock accumulation.
Clawback Policy
In December 2019, our Board also adopted a clawback policy (the “Clawback Policy”) permitting the company to seek the recovery of cash-based incentive compensation or performance-based equity compensation paid to certain current and former officers of the company who are subject to Section 16 of the Securities Exchange Act of 1934. The Clawback Policy provides that the company may seek recovery if (i) the company materially restates all or a portion of its financial statements; (ii) the amount of cash incentive compensation or performance-based equity compensation that was paid or is payable based on achievement of financial or operating results paid to a participant would have been less if the financial statements had been correct at the time the incentive compensation was originally calculated or determined; (iii) no more than three years have elapsed since the original filing date of the financial statements upon which the incentive compensation was calculated or determined; and (iv) the Compensation Committee concludes, in its sole discretion, that the gross negligence, intentional misconduct or fraud by such participant caused or partially caused the material restatement of all or a portion of the financial statement(s) and that such participant should repay to the company all of the recoverable compensation.
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Insider Trading Policy and Use of 10b5-1 Trading Plans
Our insider trading policy prohibits all directors and employees (including our named executive officers) from engaging in the following activities with respect to our common stock: trading in derivative securities, hedging transactions, short sales, pledging stock as collateral, or holding stock in a margin account. From time to time, our officers and directors may elect to enter into 10b5-1 trading plans. As of May 1, 2020, Messrs. Levie and Smith had active 10b5-1 trading plans.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code of 1986 (“Section 162(m)”), as amended, limits the amount we may deduct from our federal income taxes for compensation paid to any person who has served as our CEO, CFO, and each of our next three most highly compensated executive officers (“covered employees”) to $1 million per executive. While our compensation committee is mindful of the benefit of being able to fully deduct the compensation paid to our executives, our compensation committee believes that we should retain the flexibility to compensate our executive officers in a manner that can best promote our business objectives. Therefore, our compensation committee intends to continue to compensate our executives in a manner consistent with the best interests of our company and our stockholders, even if such compensation is not fully deductible.
“Parachute Payments” and Deferred Compensation
Certain service providers may be subject to an excise tax under Section 4999 of the Internal Revenue Code if they receive payments or benefits in connection with a change in control that exceeds certain prescribed limits, and we, or a successor, may forfeit a deduction on the amounts subject to this excise tax under Section 280G of the Internal Revenue Code. Section 409A of the Internal Revenue Code (“Section 409A”) imposes significant additional taxes on a service provider if the service provider receives “deferred compensation” that does not meet the requirements of Section 409A.
In our fiscal year ended January 31, 2020, we did not provide (and had no agreements or obligations to provide) any of our named executive officers with a “gross-up” payment or other reimbursement for any excise tax liability he or she might owe under Section 4999 or for any additional tax he or she might owe under Section 409A.
Accounting Considerations
Authoritative accounting guidance on stock compensation requires measurement of the compensation expense for all share-based awards made to employees (such as our named executive officers) and directors based on the grant date “fair value” of the awards. Our Compensation Committee considers the accounting expense associated with equity awards. Even though our named executive officers and directors may realize no value from their equity awards, these values have been calculated for accounting purposes and reported in the tables below. This guidance also requires us to recognize the compensation cost of share-based awards in our income statements over the period that the named executive officer or director is required to continue service with us in order to vest in the equity award.
Risk Considerations
Our Compensation Committee reviews and discusses with management the risks arising from our compensation philosophy and practices applicable to all employees to determine whether they encourage excessive risk-taking and to evaluate compensation policies and practices that could mitigate such risks. In addition, our Compensation Committee has engaged Compensia to independently review our executive compensation program. Based on these reviews, our Compensation Committee structures our executive compensation program to encourage our named executive officers focus on both short-term and long-term success. We do not believe that our executive compensation program creates risks that are reasonably likely to have a material adverse effect on us.
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How We Manage Risks Related to Our Compensation Program
Incentive compensation aligned with creation of long-term value for stockholders
• Payouts under our Fiscal 2020 Executive Bonus Plan are based on achievement of revenue and non-GAAP operating income targets. These performance measures support our annual operating plan and create incentives for our named executive officers to create long-term value for our stockholders.

• The options granted to our named executive officers in fiscal 2020 include a performance-based vesting condition that requires the closing price of our Class A common stock to close at a level 25 percent higher than the 30-trading day trailing average prior to the grant date for 30 consecutive trading days prior to the four-year anniversary of the grant date. As a result, in order for our named executive officers to be able to vest in and realize value from these options, they must create significant sustained value for our stockholders.

Clawback Policy	• Our Clawback Policy applies to certain current and former officers of the company who are subject to Section 16 of the Exchange Act.
• Under the Clawback Policy, cash-based incentive compensation or performance-based equity compensation may be recovered from covered individuals if:
○ the company materially restates all or a portion of its financial statements;

○ the amount of cash incentive compensation or performance-based equity compensation that was paid or is payable based on achievement of financial or operating results paid to a participant would have been less if the financial statements had been correct at the time the incentive compensation was originally calculated or determined;

○ no more than three years have elapsed since the original filing date of the financial statements upon which the incentive compensation was calculated or determined; and

○ the Compensation Committee concludes, in its sole discretion, that the gross negligence, intentional misconduct or fraud by such participant caused or partially caused the material restatement of all or a portion of the financial statement(s) and that such participant should repay to the company all of the recoverable compensation.

Hedging and pledging policies
• Our insider trading policy prohibits all directors and employees, including our named executive officers, from engaging in the following activities with respect to our common stock: trading in derivative securities, hedging transactions, short sales, pledging stock as collateral, or holding stock in a margin account.

• These policies are intended to prevent a misalignment, or appearance of misalignment, of interests with stockholders.

Stock ownership guidelines
• Our executive officers and non-employee directors are required to achieve levels of ownership of company stock with the following values within the later of (i) five years of such individual’s appointment, election or promotion date, as applicable, and (ii) July 2, 2024:

○ Non-employee directors: three times the annual cash retainer for Board service
○ Chief Executive Officer: four times annual base salary
○ Other named executive officers: one times annual base salary.

• As of January 31, 2020, all of our directors and named executive officers met, exceeded, or are on track to meet these ownership guidelines within the time frames set out above based on their respective rates of stock accumulation.

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Compensation Committee Report
Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis provided above with management. Based on such review and discussion, our Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and our Annual Report on Form 10-K for our fiscal year ended January 31, 2020.
Respectfully submitted by the members of our Compensation Committee of the Board of Directors:
•	Josh Stein (Chair)
•	Sue Barsamian
•	Dana Evan
•	Peter Leav
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Summary Compensation Table for Fiscal Year 2020
Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards($)(1)	Option Awards($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total Compensation ($)
Aaron Levie Chief Executive Officer	2020	180,000	—	—	—	52,426	289	232,715
	2019	180,000	—	—	3,168,000	—	231	3,348,231
	2018	180,000	—	—	—	95,000	200	275,200
Stephanie Carullo Chief Operating Officer	2020	370,000	—	—	1,600,000	107,765	308	2,078,073
	2019	370,000	—	—	—	133,054	496	503,550
	2018	185,000	—	3,802,000	3,074,040	108,000	139	7,169,179
Dylan Smith Chief Financial Officer	2020	366,667	—	—	2,400,000	106,824	308	2,873,899
	2019	348,333	—	—	1,980,000	125,569	296	2,454,198
	2018	333,333	—	—	3,029,648	175,000	179	3,538,160
(1)
The amounts reported represent the grant date fair value of the awards granted to the named executive officers during fiscal years 2020, 2019 and 2018 (other than the restricted stock units granted in settlement of incentive compensation awards under the Executive Incentive Plan for fiscal years 2020 and 2019, which are included in the “Non-Equity Incentive Plan Compensation” column) as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended January 31, 2020. The performance-based stock options granted to Messrs. Levie and Smith in fiscal year 2019 and to Mr. Smith and Ms. Carullo in fiscal year 2020 provide that the options will become eligible to vest according to the time-based vesting schedule if the applicable performance condition is met; assuming the performance condition is met, the actual level of performance does not otherwise determine the number of shares subject to the options that may vest. For fiscal year 2018 and fiscal year 2020, Mr. Levie requested that any equity awards he would have otherwise been granted be re-allocated to the overall equity budget for issuance to our employees. Our Compensation Committee honored his request and, as such, he did not receive any equity awards in fiscal year 2018 or fiscal year 2020

(2)
The amounts reported represent incentive compensation awards earned in fiscal years 2020, 2019, and 2018 by the named executive officers under the Executive Incentive Plan. The material terms of the incentive compensation awards are described in the section titled “Executive Compensation Program Elements—Non-Equity Incentive Plan Compensation.” In fiscal years 2020 and 2019, the incentive compensation awards were paid in the form of fully vested restricted stock units, and the amounts reported reflect the grant date fair value of such restricted stock units, as computed in accordance with FASB ASC Topic 718. The number of such restricted stock units granted is set forth in “Grants of Plan-Based Awards in Fiscal Year 2020” table below. For fiscal year 2018, the earned amounts were paid in cash. In fiscal year 2019, Mr. Levie declined to receive a payout under the Executive Incentive Plan.

(3)	The amounts reported represent amounts paid on behalf of the named executive officers for basic life insurance.
Grants of Plan-Based Awards in Fiscal Year 2020
The following table sets forth information regarding grants of plan-based awards made to our named executive officers during fiscal year 2020.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)(1)	Maximum (#)
Aaron Levie	—	—	99,000(3)	—	—	—	—	—	—	—	—
Stephanie Carullo	—	—	203,500(3)	—	—	—	—	—	—	—	—
	04/03/19	—	—	—	—	—	—	6,613(4)	—	—	133,054(5)
	04/03/19	—	—	—	—	200,000	—	—	—	20.12	1,600,000(6)
Dylan Smith	—	—	201,722(3)	—	—	—	—	—	—	—	—
	04/03/19	—	—	—	—	—	—	6,241(4)	—	—	125,569(5)
	04/03/19	—	—	—	—	300,000	—	—	—	20.12	2,400,000(6)
(1)
The amounts reported represent the shares underlying performance-based stock options granted to Mr. Smith and Ms. Carullo in fiscal year 2020, each of which provides only for a single estimated payout. There is no threshold amount for these performance-based stock options because if the performance condition is not met, then no options will vest and all will be forfeited. Once the performance condition is met, shares subject to these performance-based stock options will be subject only to service-based vesting.

(2)
The amounts reported represent the grant date fair value of the awards granted to the named executive officers as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended January 31, 2020.

(3)
There is no threshold amount under our Fiscal 2020 Executive Bonus Plan because our Compensation Committee exercises discretion to determine the actual payouts and, therefore, there is no minimum amount payable for a certain level of performance.

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(4)
The amounts reported represent the number of fully vested restricted stock units issued in settlement of the incentive awards earned by Ms. Carullo and Mr. Smith under the Fiscal 2020 Executive Bonus Plan.

(5)
The amounts reported represent the grant date fair value of the fully vested restricted stock units issued in settlement of the incentive awards earned by Ms. Carullo and Mr. Smith under the Fiscal 2020 Executive Bonus Plan, as computed in accordance with FASB ASC Topic 718.

(6)
The amounts reported represent the grant date fair value of the performance stock options granted to Ms. Carullo and Mr. Smith under the Fiscal 2020 Executive Bonus Plan, as computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at 2020 Fiscal Year-End
The following table provides information regarding equity awards held by our named executive officers as of January 31, 2020.
		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(1)
Aaron Levie	07/15/2010(2)	588,841	—	—	0.29	07/14/2020	—	—
	04/07/2011(2)	25,000	—	—	0.59	04/06/2021	—	—
	04/02/2012(2)	770,000	—	—	1.16	04/01/2022	—	—
	04/02/2012(2)	410,000	—	—	4.00	04/01/2022	—	—
	04/02/2012(2)	410,000	—	—	4.00	04/01/2022	—	—
	04/27/2012(2)	410,000	—	—	4.00	04/26/2022	—	—
	04/10/2018(3)	—	—	400,000	20.28	04/10/2028	—	—
Stephanie Carullo	08/01/2017(4)	241,666	158,334	—	19.01	08/01/2027	—	—
	08/01/2017(5)	—	—	—	—	—	87,500	1,315,125
	04/03/2019(6)	—	—	200,000	20.12	04/03/2029	—	—
Dylan Smith	04/07/2011(2)	17,362	—	—	0.59	04/06/2021	—	—
	04/01/2012(2)	140,000	—	—	1.16	03/31/2022	—	—
	04/01/2012(2)	240,000	—	—	1.16	03/31/2022	—	—
	02/07/2013(2)	140,000	—	—	4.63	02/06/2023	—	—
	04/03/2014(2)	140,000	—	—	17.85	04/02/2024	—	—
	01/02/2015(2)	120,000	—	—	14.05	01/02/2025	—	—
	06/18/2015(2)	34,000	—	—	17.52	06/18/2025	—	—
	04/09/2017(7)	159,374	65,626	—	16.68	04/09/2027	—	—
	04/09/2017(8)	159,374	65,626	—	16.68	04/09/2027	—	—
	04/10/2018(3)	—	—	250,000	20.28	04/10/2028	—	—
	04/03/2019(6)	—	—	300,000	20.12	04/03/2029	—	—
(1)
This column represents the market value of the shares underlying the RSUs or restricted stock as of January 31, 2020, based on the closing price of our Class A common stock, as reported on the NYSE, of $15.03 per share on January 31, 2020.

(2)	The stock option is fully vested and exercisable.
(3)
One fourth of the shares subject to the option vested on March 20, 2019, and one forty-eighth of the shares vest monthly thereafter, subject to both (i) continued service to Box through each applicable vesting date, and (ii) prior to April 11, 2022, the closing stock price of our Class A common stock having closed at or above $28.00 for 30 consecutive trading days. If the performance condition in clause (ii) is not met prior to April 11, 2022, then no options will vest and all will be forfeited. The performance condition in clause (ii) need only be met one time prior to April 11, 2022 in order for it to be satisfied. If the performance condition is achieved, the options will expire on the 10th anniversary of the grant date.

(4)	One fourth of the shares subject to the option vested on August 1, 2018 and one forty-eighth of the shares vest monthly thereafter, subject to continued service to us.
(5)	One fourth of the shares underlying the RSUs vested on September 20, 2018 and one-sixteenth of the shares vest quarterly thereafter, subject to continued service to us.
(6)
One fourth of the shares subject to the option vested on March 20, 2020 and one forty-eighth of the shares vest monthly thereafter, subject to both (i) continued service to Box through each applicable vesting date, and (ii) the closing stock price of our Class A common stock must have closed at a level 25% higher than the 30-trading day trailing average closing price prior to April 3, 2019, for 30 consecutive trading days prior to April 4, 2023. If the performance condition in clause (ii) is not met prior to April 4, 2023, then no options will vest and all will be forfeited. The performance condition in clause (ii) need only be met one time prior to April 4, 2023 in order for it to be satisfied. If the performance condition is achieved, the options will expire on the 10th anniversary of the grant date.

(7)	One fourth of the shares subject to the option vested on March 20, 2018 and one forty-eighth of the shares vest monthly thereafter, subject to continued service to us.
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(8)
One fourth of the shares subject to the option vested on March 20, 2018 and one forty-eighth of the shares vest monthly thereafter, subject to (i) continued service to us and (ii) prior to the fourth anniversary of the grant date, the closing stock price of our Class A common stock having maintained a level that is 25% higher than the option’s per share exercise price (rounded down to the nearest whole penny) for a period of 30 consecutive trading days. The performance condition in clause (ii) has been satisfied.

Option Exercises and Stock Vested in Fiscal Year 2020
The following table sets forth the number of shares of common stock acquired during our fiscal year 2020 by our named executive officers upon the exercise of stock options and the vesting of restricted stock unit awards and the value realized upon such exercise or vesting.
	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Aaron Levie	—	—	—	—
Stephanie Carullo	—	—	56,613	1,045,924
Dylan Smith	—	—	6,241	122,261
(1)	The value realized on exercise is the difference between the market price of the shares of our common stock underlying the options when exercised and the applicable exercise price.
(2)
Calculated by multiplying (i) the market value of our Class A common stock on the vesting date, which was determined using the closing price on the NYSE of a share of our Class A common stock on the date of vesting, or if such day is a holiday, on the immediately preceding trading day, by (ii) the number of shares of our common stock acquired upon vesting.

Pension Benefits & Nonqualified Deferred Compensation
We do not provide any defined benefit pension plans, and none of our named executive officers participated in a nonqualified deferred compensation plan during our fiscal year ended January 31, 2020.
Potential Payments upon Termination or Change of Control
We have entered into change in control and severance agreements (“change in control agreements”) with our named executive officers, which require us to make specific payments and benefits in connection with the termination of such named executive officers’ employment under certain circumstances. These change in control agreements superseded any other agreement or arrangement relating to severance benefits with these named executive officers or any terms of their option agreements related to vesting acceleration or other similar severance-related terms.
The descriptions that follow describe such payments and benefits that may be owed by us to each of our named executive officers upon the named executive officer’s termination under certain circumstances, pursuant to the named executive officer’s change in control agreement.
The change in control agreements will remain in effect for an initial term of three years. At the end of the initial term, each agreement will automatically renew for an additional one-year period unless either party provides notice of nonrenewal within 90 days prior to the date of the automatic renewal. The change in control agreements also acknowledge that each of these named executive officers is an at-will employee, whose employment can be terminated at any time.
In order to receive the severance benefits described below, each of these named executive officers is obligated to execute a release of claims against us, provided such release of claims becomes effective and irrevocable no later than 60 days following such named executive officer’s termination date, and to continue to comply with the terms of the named executive officer’s confidential information and intellectual property assignment agreement with us.
In the event of a termination of employment without “cause” (as generally defined below) outside of the “change in control period” (as generally defined below), such named executive officer will receive the following:
•	continued payments of base salary for six months; and
•	paid COBRA benefits for six months.
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In the event of a termination of employment without “cause” or a resignation for “good reason” (as generally defined below) during the “change of control period,” such named executive officer will receive the following:
•	a lump-sum payment of 12 months of base salary;
•	a lump-sum payment equal to 100% of his or her target bonus;
•	paid COBRA benefits for 12 months; and
•	100% acceleration of equity awards.
In the event any payment to one of these named executive officers is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (as a result of a payment being classified as a “parachute payment” under Section 280G of the Internal Revenue Code), the named executive officer will be entitled to receive such payment as would entitle him or her to receive the greatest after-tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax.
For the purpose of the change of control agreements, “cause” means generally the occurrence of any of the following:
•	an act of dishonesty by the named executive officer in connection with the named executive officer’s responsibilities as an employee;
•	the named executive officer’s conviction of, or entry of a plea of guilty or nolo contendere to, a felony or any crime involving fraud or embezzlement;
•	the named executive officer’s gross misconduct;
•
the unauthorized use or disclosure by the named executive officer of our proprietary information or trade secrets or those of any other party to whom the named executive officer owes an obligation of nondisclosure as a result of the named executive officer’s relationship with us;

•	the named executive officer’s willful breach of any obligations under any written agreement or covenant with us;
•	the named executive officer’s failure to cooperate with an investigation by a governmental authority; or
•	the named executive officer’s continued failure to perform his or her duties after notice and a cure period.
For the purpose of the change in control agreements with Messrs. Levie and Smith, “good reason” means generally the named executive officer’s voluntary termination of employment following the expiration of any cure period following the occurrence of one or more of the following without the named executive officer’s consent:
•
a material reduction of the named executive officer’s duties, authorities or responsibilities other than a reduction following a change in control where the named executive officer assumes similar functional duties for a stand-alone business unit due to the company becoming part of a larger entity; provided that a reduction resulting from the company not being a stand-alone business unit following a change in control will affirmatively be grounds for good reason;

•	a material reduction of the named executive officer’s base salary; or
•	a material change in the geographic location of the named executive officer’s primary work facility or location.
For the purpose of the change in control agreement with Ms. Carullo, “good reason” means generally the named executive officer’s voluntary termination of employment following the expiration of any cure period following the occurrence of one or more of the following without the named executive officer’s consent:
•
a material reduction of the named executive officer’s duties, authorities or responsibilities other than a reduction following a change in control due to the company being part of a larger entity where the named executive officer assumes similar functional duties;

•	a material reduction of the named executive officer’s base salary; or
•	a material change in the geographic location of the named executive officer’s primary work facility or location.
For the purpose of the change in control agreements, “change in control period” means generally the period beginning three months prior to, and ending 12 months following, a change in control of the company.
The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the named executive officers serving as of the end of fiscal year 2020 pursuant to the change in control agreements in effect at that time. Payments and benefits are estimated
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assuming that the triggering event took place on the last business day of our fiscal year ended January 31, 2020, and the price per share of our Class A common stock is the closing price of the New York Stock Exchange as of that date. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments of benefits, any actual payments and benefits may be different.
Executive	Payment Elements	Termination Without Cause or Termination for Good Reason Within Change in Control Period ($)	Termination Without Cause Outside of Change in Control Period ($)
Aaron Levie	Salary	180,000	90,000
	Bonus	99,000	—
	Stock Options(1)	—	—
	Stock Awards(2)	—	—
	Health Coverage(3)	18,691	9,346
	Total	297,691	99,346
Stephanie Carullo	Salary	370,000	185,000
	Bonus	203,500	—
	Stock Options(1)	—	—
	Stock Awards(2)	1,315,125	—
	Health Coverage(3)	15,293	7,647
	Total	1,903,918	192,647
Dylan Smith	Salary	370,000	185,000
	Bonus	201,722	—
	Stock Options(1)	—	—
	Stock Awards(2)	—	—
	Health Coverage(3)	21,586	10,793
	Total	593,308	195,793
(1)
Value represents the estimated benefit amount of unvested stock options calculated by multiplying the number of unvested stock options subject to acceleration held by the applicable named executive officer by the difference between the exercise price of the option and the closing price of our Class A common stock on the New York Stock Exchange on January 31, 2020, which was $15.03 per share. Does not reflect any dollar value associated with the acceleration of unvested stock options with exercise prices in excess of $15.03 per share.

(2)
Value represents the estimated benefit amount of unvested RSUs and shares of restricted stock issued upon the early exercise of stock options, in each case calculated by multiplying the number of unvested units or shares subject to acceleration held by the applicable named executive officer by the closing price of our Class A common stock on the New York Stock Exchange on January 31, 2020, which was $15.03 per share.

(3)
Represents 12 months of Box-paid COBRA benefits in the case of termination without cause or a termination of employment for good reason within the change in control period and six months of Box-paid COBRA benefits in the case of a termination of employment without cause outside of the change in control period.

CEO Pay Ratio
Under SEC rules, we are required to provide the following information regarding the relationship between the annual total compensation of Mr. Levie, our Chairman and Chief Executive Officer, and the median annual total compensation of our employees (other than Mr. Levie) for fiscal year 2020:
•	Mr. Levie’s annual total compensation, as reported in the “Summary Compensation Table for Fiscal Year 2020” table included in this proxy statement, was $232,715.
•	The median of the annual total compensation of all employees (other than Mr. Levie) of the company (including our consolidated subsidiaries) was $192,188.
•	Based on the above, for fiscal year 2020, the ratio of Mr. Levie’s annual total compensation to the median of the annual total compensation of all employees was 1.21 to 1.
This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended.
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We determined the median of the annual total compensation of our employees as of January 31, 2020, at which time we had approximately 2,046 full-time and part-time regular employees globally, approximately 85% of whom are U.S.-based employees, and approximately 15% of whom are located outside of the United States. We elected to identify a new median employee for this disclosure in this year’s proxy statement because our 2019 median employee was promoted and, therefore, we reasonably believed that continuing to use such employee’s compensation would have resulted in less accurate and relevant pay ratio disclosure. We compared the annualized base salaries, bonuses earned, commissions earned and equity compensation of our employees (other than Mr. Levie) to determine the new median employee. Once we identified our new median employee, we estimated such employee’s annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, yielding the median annual total compensation disclosed above. With respect to the annual total compensation of Mr. Levie, we used the amount reported in the “Total Compensation” column in the “Summary Compensation Table for Fiscal Year 2020” table included in this proxy statement.
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EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of January 31, 2020. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.
Plan Category	Class of Common Stock	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2)
Equity compensation plans approved by stockholders	Class A	8,772,585	$9.48	21,758,670
Equity compensation plans not approved by stockholders		—	—	—
Total	Class A	8,772,585	$9.48	21,758,670
(1)
The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying restricted stock units, which have no exercise price.

(2)
Includes: 19,832,054 shares from the Box, Inc. 2015 Equity Incentive Plan (2015 Plan) and 1,926,616 shares from the Box, Inc. 2015 Employee Stock Purchase Plan (ESPP). Our 2015 Plan provides that on the first day of each fiscal year, the number of shares of Class A common stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 12,200,000 shares, (ii) 5% of the outstanding shares of our capital stock as of the last day of our immediately preceding fiscal year, or (iii) such other amount as our Board of Directors may determine. Our ESPP provides that on the first day of each fiscal year, the number of shares of Class A common stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 2,500,000 shares, (ii) 1% of the outstanding shares of our capital stock on the first day of such fiscal year, or (iii) such other amount as our Board of Directors may determine. On February 1, 2020, the number of shares of Class A common stock available for issuance under our 2015 Plan and our ESPP increased by 7,530,570 shares and 1,506,114, respectively, pursuant to these provisions. These increases are not reflected in the table above.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of March 31, 2020 for:
•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our Class A common stock;
•	each of our named executive officers;
•	each of our directors and nominees for director; and
•	all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to applicable community property laws.
Applicable percentage ownership is based on 153,100,460 shares of our Class A common stock outstanding as of March 31, 2020. In computing the number of shares of capital stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of our capital stock subject to options held by the person that are currently exercisable or exercisable within 60 days of March 31, 2020 and issuable upon the vesting of RSUs held by the person within 60 days of March 31, 2020. However, we did not deem such shares of our capital stock outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Box, Inc., 900 Jefferson Ave., Redwood City, California 94063. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.
Name of Beneficial Owner	Number of Class A Shares Beneficially Owned	Percent of Class A Shares Beneficially Owned
5% Stockholders:
The Vanguard Group, Inc.(1)	16,715,514	10.9%
Starboard Value LP (2)	11,774,546	7.7%
BlackRock, Inc.(3)	11,164,870	7.3%

Named Executive Officers and Directors:
Aaron Levie(4)	5,184,861	3.4%
Dylan Smith(5)	2,358,421	1.5%
Stephanie Carullo(6)	363,825	*
Sue Barsamian(7)	18,093	*
Carl Bass	—	*
Dana Evan(8)	157,981	*
Kim Hammonds(9)	10,540	*
Jack Lazar(10)	1,759	*
Peter Leav(11)	7,309	*
Dan Levin(12)	1,471,887	1.0
Bethany Mayer	—	*
Rory O’Driscoll(13)	96,140	*
Josh Stein(14)	236,617	*
All current executive officers and directors as a group (13 persons)(15)	9,907,433	6.2%
*	Represents beneficial ownership of less than one percent (1%).
(1)
According to a Schedule 13G/A filed with the SEC on February 12, 2020, The Vanguard Group, Inc. (“Vanguard”), as investment advisor, has sole voting power with respect to 303,513 of the reported shares, shared voting power with respect to 22,201 of the reported shares, sole dispositive power with respect to 16,409,346 of the reported shares and shared dispositive power with respect to 306,168 of the

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reported shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 283,967 shares of the reported shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 41,747 shares of the reported shares as a result of its serving as investment manager of Australian investment offerings. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(2)
According to a Schedule 13D/A filed with the SEC on March 23, 2020. Starboard Value and Opportunity Master Fund Ltd (“Starboard V&O Fund”) has sole voting and dispositive power with respect to 7,249,341 of the reported shares. Starboard Value and Opportunity S LLC (“Starboard S LLC”) has sole voting and dispositive power with respect to 1,173,357 of the reported shares. Starboard Value and Opportunity C LP (“Starboard C LP”) has sole voting and dispositive power with respect to 676,215 of the reported shares. Starboard Value and Opportunity Master Fund L LP (“Starboard L Master”), has sole voting and dispositive power with respect to 642,125 of the reported shares. Starboard Value LP has sole voting and dispositive power with respect to 2,033,508 of the reported shares held in its own account. Starboard Value R LP (“Starboard R LP”) is the general partner of Starboard C LP. Starboard Value L LP (“Starboard L GP”) is the general partner of Starboard L Master. Starboard Value R GP LLC (“Starboard R GP”) is the general partner of Starboard R LP and Starboard L GP. Starboard Value LP is the investment manager of Starboard V&O Fund, Starboard C LP and Starboard L Master and the manager of Starboard S LLC. Starboard Value GP LLC (“Starboard Value GP”) is the general partner of Starboard Value LP. Starboard Principal Co LP (“Principal Co”) is a member of Starboard Value GP. Starboard Principal Co GP LLC (“Principal GP”) is the general partner of Principal Co. Jeffrey C. Smith and Peter A. Feld, as members of Principal GP and as members of the Management Committees of Starboard Value GP and Principal GP, may be deemed the beneficial owners of (i) 7,249,341 Shares held by Starboard V&O Fund, (ii) 1,173,357 Shares held by Starboard S LLC, (iii) 676,215 Shares owned by Starboard C LP, (iv) 642,125 Shares owned by Starboard L Master and (v) 2,033,508 Shares held by Starboard Value LP. The address of the principal office of Starboard Value LP and Messrs. Smith and Feld is 777 Third Avenue, 18th Floor, New York, New York 10017.

(3)
According to a Schedule 13G filed with the SEC on February 5, 2020, BlackRock, Inc. (“BlackRock”), has sole voting power with respect to 10,800,088 of the reported shares, shared voting power with respect to none of the reported shares and sole dispositive power with respect to all of the reported shares. BlackRock’s address is 55 East 52nd Street, New York, New York, 10055.

(4)
Consists of (i) 2,567,456 shares held by Mr. Levie, (ii) 2,613,841 shares subject to options exercisable within 60 days of March 31, 2020 and (iii) 3,564 shares issuable upon the vesting of restricted stock units within 60 days of March 31, 2020.

(5)
Consists of (i) 1,078,549 shares held by Mr. Smith; (ii) 85,000 shares held by Mr. Smith, as Trustee of the DCS GRAT of 2014; (iii) 1,187,610 shares subject to options exercisable within 60 days of March 31, 2020; and (iv) 7,262 shares issuable upon the vesting of restricted stock units within 60 days of March 31, 2020.

(6)
Consists of (i) 81,500 shares held by Ms. Carullo, (ii) 274,999 shares subject to options exercisable within 60 days of March 31, 2020 and (iii) 7,326 shares issuable upon the vesting of restricted stock units within 60 days of March 31, 2020.

(7)
Consists of (i) 3,015 shares held by Ms. Barsamian, (ii) 12,062 shares subject to options exercisable within 60 days of March 31, 2020 and (iii) 3,016 shares issuable upon the vesting of restricted stock units within 60 days of March 31, 2020.

(8)	Consists of (i) 111,251 shares held by Ms. Evan and (ii) 46,730 shares subject to options exercisable within 60 days of March 31, 2020.
(9)	Consists of 10,540 shares subject to options held by Ms. Hammonds that are exercisable within 60 days of March 31, 2020.
(10)	Consists of 1,759 shares subject to options held by Mr. Lazar that are exercisable within 60 days of March 31, 2020.
(11)	Consists of 7,309 shares subject to options held by Mr. Leav that are exercisable within 60 days of March 31, 2020
(12)
Consists of (i) 5,790 shares held by Mr. Levin; (ii) 128,600 shares held of record by Daniel J. Levin and Naomi J. Andrews, as Trustees of the Levin/Andrews Family Trust dated 9/18/99; and (iii) 1,337,497 shares subject to options exercisable within 60 days of March 31, 2020.

(13)	Consists of (i) 49,410 shares held by Mr. O’Driscoll and (ii) 46,730 shares subject to options exercisable within 60 days of March 31, 2020.
(14)
Consists of (i) 189,887 shares held by the Joshua and Jennifer Stein Revocable Trust, for which Mr. Stein serves as Trustee and shares voting and dispositive power; and (ii) 46,730 shares subject to options exercisable within 60 days of March 31, 2020.

(15)
Consists of (i) 4,300,458 shares outstanding as of March 31, 2020, (ii) 5,585,807 shares subject to options exercisable within 60 days of March 31, 2020 and (iii) 21,168 shares issuable upon the vesting of restricted stock units within 60 days of March 31, 2020.

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RELATED PERSON TRANSACTIONS
We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:
•	the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of any class of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities (each, a related person), had or will have a direct or indirect material interest.

Agreement with Starboard Value LP
On March 22, 2020, we entered into the Starboard Agreement regarding, among other things, the membership and composition of the Board and committees thereof.
Pursuant to the Agreement, we agreed (i) to increase the size of the Board of Directors from nine directors to 12 directors and appoint Messrs. Bass and Lazar as Class III directors and Ms. Mayer as a Class II director; (ii) that Messrs. O’Driscoll and Smith would not stand for reelection as directors at the Annual Meeting; (iii) that Mr. Stein would resign from the Board of Directors effective as of the conclusion of the Annual Meeting; (iv) to form the Operating Committee; (v) to appoint the current members of the Operating Committee and to appoint specified replacements in the event current members of the Operating Committee cease to be directors; and (vi) to provide at least one of Mr. Lazar and Ms. Mayer the opportunity to serve on each standing committee of the Board of Directors and provide each of Mr. Lazar and Ms. Mayer the opportunity to serve on at least one standing committee of the Board of Directors. We have agreed to reduce the size of the Board of Directors to nine directors following the conclusion of the 2020 Annual Meeting.
With respect to the Annual Meeting, Starboard has agreed to, among other things, vote, subject to certain conditions, all shares of the company’s Class A common stock beneficially owned by Starboard in favor of the nominees identified in this proxy statement and in accordance with the Board’s recommendations on all other proposals.
Starboard also agreed to certain customary standstill provisions, effective through the earlier of (x) 15 business days prior to the deadline for the submission of stockholder nominations for the company’s 2021 annual meeting of stockholders and (y) 100 days prior to the first anniversary of the 2020 Annual Meeting (the “Standstill Period”). During the Standstill Period, Starboard may recommend certain replacement directors as described in the section titled “Proposal No. 1 — Election of Directors — Agreement with Starboard Value LP” above.
We also agreed to reimburse Starboard for its reasonable, documented out-of-pocket fees and expenses (including legal fees) incurred in connection with Starboard’s involvement with the company though the date of the Starboard Agreement, not to exceed $200,000 in the aggregate.
The foregoing summary of the Starboard Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 of our Current Report on Form 8-K filed with the SEC on March 23, 2020 and is incorporated herein by reference.
Other Transactions
We have entered into change in control and severance agreements with certain of our executive officers that, among other things, provide for certain severance and change in control benefits. See the section titled and “Executive Compensation—Potential Payments upon Termination or Change of Control.”
We have entered into indemnification agreements with our directors and executive officers. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.
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Other than as described above, since February 1, 2019, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.
Policies and Procedures for Related Party Transactions
Our Audit Committee has the primary responsibility for reviewing and approving transactions with related persons. Our Audit Committee charter provides that our Audit Committee shall review any related person transactions. Our Board of Directors has adopted a formal written policy providing that we are not permitted to enter into any transaction that exceeds $120,000 and in which any related person has a direct or indirect material interest without the consent of our Audit Committee. In approving or rejecting any such transaction, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to our Audit Committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
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OTHER MATTERS
Fiscal Year 2020 Annual Report and SEC Filings
Our financial statements for our fiscal year ended January 31, 2020 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at http://www.box.com/investors and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Box, Inc., Attention: Investor Relations, 900 Jefferson Ave., Redwood City, California 94063.
*  *  *
The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.
THE BOARD OF DIRECTORS
Redwood City, California
May 28, 2020
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box

"At Box, our mission is to power how the world works together. That means enabling companies of every size and every industry across the globe to simplify how they share, access, and manage their files in the cloud. This interconnectedness is increasingly crucial as work evolves and teams become even more distributed around the world."

—Aaron Levie, CEO and Cofounder, Box

Corporate Headquarters

900 Jefferson Avenue, Redwood City, CA 94063, United States

Global Offices

San Francisco, CA
100 1st Street
13th Floor
San Francisco, CA 94105

New York, NY
386 Park Avenue South
3rd Floor
New York, NY 10016

Austin, TX
600 Congress Avenue
24th Floor
Austin, TX 78701

London, UK
White Collar Factory
1 Old Street Yard
15th Floor
London EC1Y 8AF
United Kingdom

Tokyo, Japan
Tekko Building
15th Floor
Marunouchi 1-8-2, Chiyoda Ku
Tokyo, 100-0005
Japan

www.box.com

BOX, INC.
900 JEFFERSON AVE.
REDWOOD CITY, CALIFORNIA 94063

VOTE BY INTERNET

Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BOX2020**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D18341-P41501

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BOX, INC.

The Board of Directors recommends you vote FOR the following nominees for Class III directors:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Sue Barsamian
02) Carl Bass
03) Jack Lazar

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D18342-P41501

BOX, INC.
Annual Meeting of Stockholders
July 15, 2020 1:30 PM PT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Aaron Levie, Dylan Smith, and David Leeb, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BOX, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:30 PM, PT on July 15, 2020 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxies upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side